UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.   )
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THE CHEMOURS COMPANY

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1007 Market Street
Wilmington, Delaware 19899
March 14, 2019
To our Shareholders:
We are pleased to invite you to attend the annual meeting of shareholders of The Chemours Company to be held on April 30, 2019 in the Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801. The meeting will begin at 10:00 a.m. (Eastern time).
The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the annual meeting, including the nominees for election as directors.
We are furnishing proxy materials to our shareholders primarily over the Internet, which expedites shareholders’ receipt of proxy materials and reduces the environmental impact of our annual meeting.
Whether or not you plan to attend the annual meeting in person, please submit a proxy promptly to ensure that your shares are represented and voted at the meeting.
Sincerely,

Richard H. Brown Chairman of the Board	Mark P. Vergnano President & Chief Executive Officer

Notice of Annual Meeting
of Shareholders
Date: April 30, 2019
Time: 10:00 a.m. Eastern time
Place: Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801
Record date: March 5, 2019
Notice is hereby given that a meeting of the shareholders of The Chemours Company (the “Company”) will be held in the Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801, on April 30, 2019 at 10:00 a.m. Eastern time (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:
1.
To elect the eight director nominees named in the accompanying Proxy Statement to serve one-year terms expiring at the Annual Meeting of Shareholders in 2020;

2.
To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers;

3.
To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

4.
To vote on a shareholder proposal on executive compensation if properly presented at the Annual Meeting; and

5.
To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 5, 2019 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements of the Annual Meeting.
By Order of the Board of Directors.
David C. Shelton
Senior Vice President, General Counsel &
Corporate Secretary
March 14, 2019
Your vote is important. Even if you plan to attend the Annual Meeting, Chemours still encourages you to submit your proxy by Internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described under “Can I revoke a proxy?” and “Can I change my vote after I have delivered my proxy?” in the “Questions and Answers” section of the attached Proxy Statement.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 30, 2019:
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders,
Proxy Statement and Annual Report are available at
www.allianceproxy.com/chemours/2019

PROXY STATEMENT
ANNUAL MEETING OVERVIEW
Set forth below is summary information regarding the annual meeting of shareholders (including any adjournments and postponements thereof, the “Annual Meeting”) of The Chemours Company (“Chemours” or the “Company”), including the location of the meeting and the proposals its shareholders will vote upon at the meeting. Please see the more detailed information set forth in this Proxy Statement about the Annual Meeting and the proposals.
Meeting Information	Summary of Matters to be Voted Upon
Time and Date:	Voting Matter	Board Vote Recommendation	See Page
10:00 a.m. (Eastern time) on Tuesday, April 30, 2019 Place: Caesar Rodney Ballroom at The Westin Hotel, 818 Shipyard Drive, Wilmington, DE 19801	Management Proposals
	Proposal 1 — Election of Directors	FOR EACH NOMINEE	1
	Proposal 2 — Advisory Vote on Executive Compensation	FOR	48
	Proposal 3 — Ratification of Independent Registered Public Accounting Firm	FOR	49
	Shareholder Proposal
	Proposal 4 — Report on Executive Compensation	AGAINST	52
PROPOSAL 1 — ELECTION OF DIRECTORS
The first proposal to be voted on at the Annual Meeting is the election of members of the Board of Directors (the “Board”) of the Company. Eight current members of the Board are standing for re-election to hold office for a one-year term, or until their successors are duly elected and qualified.
Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Although Chemours knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. In that case, your shares will be voted for that other person.

Director Qualification Standards

The Chemours Nominating and Corporate Governance Committee will consider potential candidates suggested by Board members, as well as management, shareholders, search firms and others.
The Board’s Corporate Governance Guidelines describe qualifications for directors. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. The specific skills, experience and criteria that the Board may consider, and which may vary over time depending on current needs, include leadership; experience involving technological innovation; relevant industry experience; financial expertise; corporate governance; compensation and succession planning; familiarity with issues affecting global businesses; experience with global business operations, strategy and management; environment, health, safety and sustainability; risk management; other board experience; prior government service; and other individual qualities and attributes, including diversity in experience, gender and ethnicity, that contribute to the total mix of viewpoints and experience represented on the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibilities.
When considering candidates for nomination, the Nominating and Corporate Governance Committee takes into account these factors, among other items, to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interests of all shareholders. The Nominating and Corporate Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to Chemours.
Once the Nominating and Corporate Governance Committee has identified a prospective candidate, the Nominating and Corporate Governance Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.
The Nominating and Corporate Governance Committee also may consider other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to ensure its effectiveness. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee. One or more members of the Nominating and Corporate Governance Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing its evaluation, the Committee will conclude whether to make a recommendation to the full Board for its consideration.
The Nominating and Corporate Governance Committee considers candidates for director suggested by shareholders, applying the factors for potential candidates described above and taking into account the additional information provided by the shareholder or gathered by the Committee. Shareholders wishing to suggest a candidate for director should write to the Corporate Secretary and include the detailed information required under the Company’s Amended and Restated Bylaws (the “Bylaws”).
A shareholder’s written notice to the Corporate Secretary described in the preceding paragraph must be delivered to The Chemours Company, 1007 Market Street, Wilmington, DE 19899, Attention: Corporate Secretary. Shareholders who wish to nominate candidates for the Board of Directors must follow the procedures described under “2020 Annual Meeting of Shareholders — Procedures for Submitting Shareholder Proposals and Nominations” in this Proxy Statement.

Director Nominees

The following information describes certain information regarding our director nominees.
Director Nominee Composition

Skills, Experience, and Background

The Nominating and Corporate Governance Committee recommended to the Board the nominees named in this Proxy Statement. Based on this recommendation and each nominee’s credentials and experience outlined below, the Board has determined that each nominee can make a significant contribution to the Board and the Company, is willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibilities and should serve as a director of the Company.
Set forth on the following pages is a skills matrix and biographical information about each of the nominees, including information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that factored into the Board’s determination that the person should serve as a director of the Company. The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board. The following is a description of the Boards’ adopted Core Skills & Qualifications and additional relevant experience possessed by the nominees.

Core Skills & Qualifications		Additional Experience
Leadership (Strategy & Execution)	Chemical Industry Experience	Marketing	Information Technology
Financial Expertise	Risk Management	Business Development	Logistics & Supply Chain
Global Business Strategy & Management	Global Business Operations	Mergers & Acquisitions	Legal Expertise
Technological Innovation	Compensation & Succession	Capital Markets	Regulatory Experience
Corporate Governance	Diversity	Investor Relations & Engagement	Cybersecurity
Environment, Health, Safety & Sustainability	Other Board Experience

Skills Matrix

We maintain a skills matrix where directors indicate whether they have expertise and professional background in areas we think are essential for Chemours. The table below lists the areas of expertise for our director nominees.
	Curtis V. Anastasio	Bradley J. Bell	Richard H. Brown	Mary B. Cranston	Curtis J. Crawford	Dawn L. Farrell	Sean D. Keohane	Mark P. Vergnano
Core Skills and Experience
Leadership (Strategy and Execution)	x	x	x	x	x	x	x	x
Chemical Industry Experience	x	x	x	x	x		x	x
Financial Expertise	x	x	x	x	x	x	x	x
Global Business Strategy and Management	x	x	x	x	x	x	x	x
Global Business Operations	x	x	x	x	x	x	x	x
Corporate Governance	x	x	x	x	x	x	x	x
Other Board Experience	x	x	x	x	x	x	x	x
Technological Innovation	x		x	x	x	x	x	x
Compensation & Succession	x	x	x	x	x	x	x	x
Risk Management	x	x	x	x	x	x	x	x
Environmental, Health, Safety and Sustainability	x		x	x		x	x	x
Additional Experience
Marketing	x				x	x	x	x
Business Development	x		x		x	x	x	x
Mergers & Acquisitions	x	x	x	x	x	x		x
Capital Markets		x	x			x		x
Investor Relations & Engagement	x	x	x	x		x	x	x
Information Technology			x	x	x
Logistics & Supply Chain	x		x				x
Legal Expertise	x			x
Regulatory Experience	x		x	x		x
Cybersecurity				x		x
Diversity
Gender				x		x
Ethnicity					x

Director Nominees

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Since 2014, Mr. Anastasio has served as Chairman of GasLog Partners LP, a global owner, operator, and manager of liquefied natural gas carriers. Mr. Anastasio has also served as a director of Par Pacific Holdings, Inc. (formerly Par Petroleum Corporation), a diversified energy company, since 2014. He served as President, Chief Executive Officer and Executive Director of NuStar Energy, L.P. (formerly Valero L.P.) from 2001 to 2013. He also served as President, Chief Executive Officer and Executive Director of NuStar GP Holdings, LLC (formerly Valero GP Holdings, LLC) from 2006 to 2013. Mr. Anastasio has served on the board of the Federal Reserve Bank of Dallas since 2014.
Skills and Qualifications
Mr. Anastasio has significant leadership experience as both an executive officer and board member of public companies. Through his experience as a former chief executive officer, he is able to provide the Board with valuable insight on global business management and financial matters. Mr. Anastasio’s knowledge of financial matters is further enhanced by his role as audit committee chairman of Par Pacific Holdings, Inc. and as a Director and member of the Audit Committee of the Federal Reserve Bank of Dallas. He also has valuable experience in marketing, business development and logistics.

Curtis V. Anastasio Director since 2015 Age 62

Mr. Bell has served on the board of directors of Momentive Performance Materials Inc., a global manufacturer of silicones, quartz, and ceramics, since October 2014, where he has been Non-Executive Chair since December 2014. From 2014 to 2018, Mr. Bell served on the board of Hennessey Capital Acquisition Corp. (HCAC) and its successive acquisition companies (HCAC II and HCAC III), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. Mr. Bell also served on the boards of Compass Minerals International, Inc. from 2003 to 2015 and IDEX Corporation from 2001 to 2015. He formerly served as Executive Vice President and Chief Financial Officer of Nalco Holding Company, a global leader in water treatment and process chemical services, from 2003 to 2010. Prior to joining Nalco Holding Company, he served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company from 1997 to 2003.
Skills and Qualifications
Through his over 35 years of executive experience in the technology, manufacturing and chemicals industries, Mr. Bell has developed financial expertise and experience in mergers and acquisitions, private equity and capital markets transactions. His experience includes over 12 years of experience as a chief financial officer of a publicly traded company, during which he obtained significant financial management and reporting expertise. Mr. Bell has over 30 years of experience as a director of multiple public companies, which allows him to bring the Board substantial knowledge of corporate governance, compensation design, shareholder relations, risk management and succession planning.

Bradley J. Bell Director since 2015 Age 66

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Mr. Brown has served as Chairman of the Board since July 1, 2015. He currently serves as Chair of Browz, LLC, a global leader of contractor pre-qualification and compliance solutions since 2005. Formerly, Mr. Brown served as Chair and Chief Executive Officer of Electronic Data Systems (EDS) from 1999 to 2003. Prior to joining EDS, Mr. Brown served as Chief Executive Officer of Cable & Wireless PLC from 1996 to 1999, H&R Block Inc. from 1995 to 1996 and Illinois Bell Telephone Company from 1990 to 1995. He is a Trustee Emeritus of the Ohio University Foundation. He previously served on the boards of E. I. du Pont de Nemours and Company from 2001 to 2015, The Home Depot, Inc. from 2000 to 2006, Vivendi Universal from 2000 to 2002, and Seagram Co Ltd. from 1997 to 2000. Mr. Brown also served as a member of the Business Roundtable, the President’s Advisory Committee on Trade and Policy Negotiations, the U.S.-Japan Business Council, the French-American Business Council, and the President’s National Security Telecommunications Advisory Committee.
Skills and Qualifications
From his experiences as the chief executive officer and chairman of the board of several large public companies, Mr. Brown has valuable knowledge in the areas of global business management and operations, as well as the chemicals industry, corporate governance, financial matters, information technology, investor relations and supply chain logistics. His past experience serving as a public company chairman and his knowledge of the chemicals industry make Mr. Brown uniquely qualified to be the Chairman of the Board.

Richard H. Brown Director since 2015 Age 71

Ms. Cranston is a retired Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman, LLP, an international law firm. Prior to her retirement in 2012, Ms. Cranston served as Senior Partner and Chair Emeritus from 2007 to 2011; and Chair and Chief Executive Officer from 1999 to 2006. Ms. Cranston has served on the boards of Visa, Inc. since 2007 and MyoKardia, Inc. since 2016. Ms. Cranston previously served on the boards of GrafTech International Ltd from 2000 to 2014, International Rectifier Corporation from 2008 to 2015, Juniper Networks, Inc. from 2007 to 2015, and Exponent, Inc. from 2010 to 2014.
Skills and Qualifications
Ms. Cranston brings leadership experience and expertise in financial matters, risk management, legal matters and corporate governance. She has over 30 years of experience in mergers and acquisitions as a legal advisor and oversaw two large mergers while she was the chief executive officer of Pillsbury. Ms. Cranston also has experience in the areas of trade, antitrust, telecommunications, SEC enforcement and environmental law. Through her board memberships, she has dealt with cybersecurity issues, stockholder activism and board engagement with shareholders.

Mary B. Cranston Director since 2015 Age 71

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Dr. Crawford has served as President and Chief Executive Officer of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, since 2003. Prior to founding XCEO Inc. in 2003, he served as President and Chief Executive Officer of Onix Microsystems and Zilog Inc. Dr. Crawford has served on the boards of Xylem Inc. since 2011 and ON Semiconductor since 1999, and is the author of three books on leadership and corporate governance. He previously served on the board of E. I. du Pont de Nemours and Company from 1998 to 2015, and on the boards of ITT Corp., Agilysys, Lyondell Petrochemical, The Sisters of Mercy Health Corporation and DePaul University. In 2011, Dr. Crawford was awarded the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD) for his contribution to corporate governance and for having made a meaningful impact in the boardroom.
Skills and Qualifications
Dr. Crawford has more than 20 years of board experience and has developed an expertise in corporate governance and boardroom leadership. As an executive of several companies, he gained experience in a range of fields including technological innovation and the chemicals industry. Dr. Crawford has developed comprehensive risk management programs for major corporations and also has substantial experience in financial matters, executive compensation and succession planning. From his experience as the president and chief executive officer of a consulting firm, he provides the Board with a unique perspective on corporate governance matters.

Curtis J. Crawford Director since 2015 Age 71

Since 2012, Ms. Farrell has served as President and Chief Executive Officer of TransAlta Corporation, an electricity power generator and wholesale marketing company. Prior to becoming President and Chief Executive Officer of TransAlta, Ms. Farrell held a variety of increasingly responsible leadership positions, including Chief Operating Officer from 2009 to 2011, and Executive Vice President of Commercial Operations and Development from 2007 to 2009. Prior to rejoining TransAlta in 2007, she served as the Executive Vice President of Generation at BC Hydro from 2003 to 2006. Ms. Farrell currently serves on the boards of TransAlta Corporation, The Conference Board of Canada and the Business Council of Canada.
Skills and Qualifications
From her role as both chief executive officer and board member of a public company, Ms. Farrell gives the Board important insight in the areas of leadership, global business management and operations, shareholder relations, risk management and financial matters. Ms. Farrell has substantial experience handling large acquisitions, implementing environmental, health and safety programs and negotiating major regulatory deals.

Dawn L. Farrell Director since 2015 Age 59

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Mr. Keohane has served as President and Chief Executive Officer of Cabot Corporation, a leading global specialty chemicals and performance materials company, since March 2016. Mr. Keohane joined Cabot in 2002 and has held roles of increasing responsibility in multiple businesses and functions. In November 2014, he was appointed Executive Vice President of Cabot Corporation and President of the Reinforcement Materials segment. Concurrently, he also provided executive leadership for the global engineering and commercial excellence functions of Cabot Corporation. In March 2012, Mr. Keohane was named Senior Vice President of Cabot Corporation and served as President of the Performance Chemicals segment from May 2008 until November 2014. Prior to that, he held positions of General Manager of the Performance Products Business Group (2003-2008) and Global Marketing Director, Carbon Black (2002-2003). Before joining Cabot Corporation, Mr. Keohane worked for Pratt & Whitney, a division of United Technologies, in a variety of general management positions in the United States and Asia Pacific. He has served on the board of directors of the American Chemistry Council since 2016.
Skills and Qualifications
Mr. Keohane has substantial leadership experience. Through his roles as chief executive officer, executive officer and board member, he brings a strong knowledge of the chemicals industry and considerable experience in global management and operations, risk management, financial expertise and compensation and succession planning. Mr. Keohane also has significant experience with environmental, health and safety, process and product technology, investor relations, marketing, sales and product management.

Sean D. Keohane Director since 2018 Nominee Age 51

Mr. Vergnano has served as the Company’s President and Chief Executive Officer since July 1, 2015. Prior to joining Chemours, he held roles of increasing responsibility at E.I. du Pont de Nemours and Company. In October 2009, Mr. Vergnano was appointed Executive Vice President of DuPont and was responsible for multiple businesses and functions, including the businesses now part of Chemours: DuPont Chemicals & Fluoroproducts and Titanium Technologies. In June 2006, he was named Group Vice President of DuPont Safety & Protection. In October 2005, he was named Vice President and General Manager — Surfaces and Building Innovations. In February 2003, he was named Vice President and General Manager — Nonwovens. Prior to that, he had several assignments in manufacturing, technology, marketing, sales and business strategy. Mr. Vergnano joined DuPont in 1980 as a process engineer. Mr. Vergnano was appointed Chairman of the National Safety Council in 2017 and has served on its board of directors since 2007. He also serves on the board of directors of the American Chemistry Council since 2015 and is currently the vice chair of the board. He has served on the board of directors for Johnson Controls International plc since 2016. He previously served on the board of directors of Johnson Controls, Inc. from 2011 to 2016.
Skills and Qualifications
Mr. Vergnano has substantial leadership experience in the chemicals industry and in global business management and operations. He also brings knowledge and experience in technological innovation, risk management, corporate governance and financial matters. Through his former role with DuPont and his current role as the Company’s President and Chief Executive Officer, Mr. Vergnano has substantial knowledge of the Company and its industry.

Mark P. Vergnano Director since 2015 Age 61

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF ITS EIGHT
DIRECTOR NOMINEES.

CORPORATE GOVERNANCE
Corporate Governance Highlights

➢
Declassified Board in 2016 — all directors elected annually

➢
7 of 8 director nominees are independent

➢
Highly qualified directors reflect broad and diverse mix of business backgrounds, skills and experiences — Skills Matrix added in 2019

➢
Independent Board Chairman

➢
All of the Audit Committee members are “audit committee financial experts”

➢
Majority voting for uncontested elections with a director resignation policy

➢
Executive sessions of independent directors at each regularly scheduled Board meeting

➢
Clawback and Anti-Hedging policies

➢
Directors and Officers must meet share ownership guidelines

➢
No director may stand for re-election after reaching age 75

➢
Annual Board and Committee self-evaluations

➢
Successfully rotated leadership and membership for two Board Committees and onboarded new director in 2018

➢
Launched 2030 Corporate Responsibility Commitment Goals

➢
Published first Corporate Responsibility Commitment Report

➢
Committed to UN Global Compact

➢
To learn more about our Corporate Responsibility Commitment, go to: https://www.chemours.com/our-company/
corporate-responsibility/

Our 2030 Corporate Responsibility Commitment Goals

Corporate Governance Practices

The Board is committed to the highest standards of corporate governance, which is essential for sustained success and long-term shareholder value.
In light of this goal, the Board has adopted the Corporate Governance Guidelines, which provide the framework for the Board’s corporate governance. The Nominating and Corporate Governance Committee of the Board reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. Among other things, the Corporate Governance Guidelines provide that:
➢
Independent directors will meet regularly in executive session in conjunction with regularly scheduled Board meetings.

➢
Directors have access to the Company’s management and advisors, and are encouraged to visit the Company’s facilities. Our Board has visited two manufacturing facilities.

➢
As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

➢
The Board will make an annual self-evaluation of its performance with a particular focus on overall effectiveness.

➢
Directors will avoid any actual or potential conflicts with the interests of the Company, and if any actual or potential conflict develops, will report all facts to the Board so that the conflict may be resolved or the director may resign.

➢
Shareholders and others interested in communicating directly with the Board, Chair or other outside director may do so by writing in care of the Corporate Secretary. The Board’s independent directors have approved procedures for handling such correspondence received by the Company and addressed to the Board.

The Corporate Governance Guidelines, along with the Charters of the Board Committees, the Company’s Code of Conduct, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller, and Code of Business Conduct and Ethics for the Board of Directors are available on the Company’s website at www.chemours.com, under the heading “Investor Relations” and then “Corporate Governance.”

Board Leadership Structure

Mr. Richard H. Brown serves as the Chairman of the Board. The Company’s governing documents allow the roles of Chairman and Chief Executive Officer (“CEO”) to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separated or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. If the Board does not have an independent chairperson, the Board will appoint a Lead Independent Director and determine the Lead Independent Director’s duties and responsibilities. The Board will periodically consider the advantages of having an independent Chairman or a combined Chairman and CEO and is open to different structures as circumstances may warrant.
At this time, the Board has determined that separating the roles of Chairman and CEO serves the best interests of Chemours and its shareholders. By having an independent Chairman, the CEO can focus primarily on the Company’s business strategy and operations. The Company’s CEO and senior management, working with the Board, set the strategic direction for Chemours, and the CEO provides day-to-day leadership. The independent Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO.

Director Independence

The Nominating and Corporate Governance Committee of the Board is responsible for reviewing the qualifications and independence of members of the Board and its various Committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualifications as independent, as well as, consideration of skills and experience in relation to the needs of the Board. Director nominees are recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its Charter. The ultimate responsibility for selection of director nominees resides with the Board. The qualifications that the Board considers when nominating directors is discussed in more detail under “Director Nominees and Director Qualification Standards” in this Proxy Statement.

Independent Directors
The Board assesses the independence of directors and examines the nature and extent of any relations between the Company and directors, their families and their affiliates. The Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) Listing Standards on director independence and the Board affirmatively determines that the director has no material relationship with the
Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has determined that, with the exception of Mr. Vergnano, the Company’s CEO, each of the directors — Curtis V. Anastasio, Bradley J. Bell, Richard H. Brown, Mary B. Cranston, Curtis J. Crawford, Dawn L. Farrell and Sean D. Keohane — is independent.

Committee Independence Requirements
All members serving on the Audit Committee, the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee must be independent as defined by the Corporate Governance Guidelines.
In addition, Audit Committee members must meet heightened independence criteria under NYSE Listing Standards and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) relating to audit committees. Each Compensation and Leadership Development
Committee member must meet heightened independence criteria under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees, be a “non-employee director” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board has determined that each member of the Audit Committee, the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee meets the requisite independence and related requirements.

Oversight of Risk Management

The Board of Directors is responsible for oversight of risk management and its leadership structure supports its effective oversight of the Company’s risk management. In fulfilling its oversight responsibility, the Board receives various management and Board Committee reports and engages in periodic discussions with the Company’s officers, as it may deem appropriate. In addition, each of the Board Committees considers the risks within its areas of responsibility. For example, the Audit Committee focuses on risks inherent in the Company’s accounting, financial reporting and internal controls and reviews the Company’s cybersecurity and information security programs; and the Compensation and Leadership Development Committee considers the risks that may be implicated by the Company’s incentive compensation program. The Compensation and Leadership Development Committee’s assessment of risk related to compensation practices is discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Nominating and Corporate Governance Committee provides oversight regarding the Company’s policies on political contributions and lobbying expenses. The Nominating and Corporate Governance Committee is also responsible for reviewing transactions between the Company and related persons, which is discussed in more detail under “Certain Relationships and Transactions” in this Proxy Statement.
Pursuant to its Charter, the Audit Committee assists the Board of Directors in oversight of the Company’s compliance with legal and regulatory requirements. In fulfilling this role, the Audit Committee reviews with the Company’s General Counsel or the attorney(s) designated by the General Counsel, any legal matters that may have a material impact on the Company’s financial statements. The Audit Committee also meets at least annually with the
Chief Financial Officer (“CFO”) and other members of management, as the Audit Committee deems appropriate, to discuss in a general manner the policies and practices that govern the processes by which major risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis. The Audit Committee reviews and discusses with management the Company’s cybersecurity and information security programs. Additionally, on a general basis not less than annually, the Audit Committee reviews and approves the Company’s decisions, if any, to enter into swaps, including security-based swaps, in reliance on the “end-user” exception from mandatory clearing and exchange trading requirements.

Succession Planning

The Board plans for succession to the position of CEO. The Compensation and Leadership Development Committee, on behalf of the Board, oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as, perspective on potential candidates from outside the Company. The Board has available, on a continuing basis, the CEO’s recommendation should he or she be unexpectedly unable to serve.
The CEO also provides the Board with an assessment of potential successors to key positions.

Director Education

New directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Nominating and Corporate Governance Committee is responsible for providing guidance on directors’ continuing education, and actively monitors and encourages director education opportunities.

Code of Conduct

The Company is committed to high standards of ethical conduct and professionalism, and the Company’s Code of Conduct confirms the commitment to ethical behavior in the conduct of all activities.
In furtherance of this commitment, the Company has adopted a Code of Conduct, a Code of Business Conduct and Ethics for the Board of Directors, and a Code of Ethics for the CEO, CFO and Controller.
➢
The Code of Conduct applies to all directors, officers (including the CEO, CFO and Controller) and employees of Chemours, and it sets forth the Company’s policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of Chemours and customer property, and providing a proper and professional work environment. The Code of Conduct sets forth a worldwide toll-free and Internet-based ethics hotline, which employees can use to communicate any ethics-related concerns, and the Company provides training on ethics and compliance topics for employees.

➢
The Code of Business Conduct and Ethics for the Board of Directors applies to all directors, and is intended to (i) foster the highest ethical standards and integrity; (ii) focus the Board and each director on areas of potential ethical risk and conflicts of interest; (iii) guide directors in recognizing and dealing with ethical issues; (iv) establish reporting mechanisms; and (v) promote a culture of honesty and accountability.

➢
The Code of Ethics for the CEO, CFO and Controller applies to those three executive officers. This Code sets forth the standards of conduct that the CEO, CFO and Controller must uphold while performing his or her duties.

In fiscal year 2018, there were no waivers of any provisions of   (i) the Code of Conduct; (ii) the Code of Business Conduct and Ethics for the Board of Directors; or (iii) the Code of Ethics for the CEO, CFO and Controller. In the event the Company amends or waives any provision of any Code of Conduct or Code of Ethics that relates to any element of the definition of   “code of ethics” enumerated in Item 406(b) of Regulation S-K promulgated under the Exchange Act, the Company intends to disclose these actions on the Company website at www.chemours.com.

BOARD STRUCTURE AND COMMITTEE COMPOSITION
The Board has eight Directors and three standing Committees: the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee.
The table below reflects the current membership of each Committee and the number of meetings held by each Committee during fiscal year 2018. Richard H. Brown, as Chairman of the Board, and Mark P. Vergnano, as President and Chief Executive Officer, are not members of any Committee.
	Audit Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee
Curtis V. Anastasio	X		X
Bradley J. Bell	C	X
Mary B. Cranston	X		C
Dr. Curtis J. Crawford	X	C
Dawn L. Farrell		X	X
Sean D. Keohane		X	X
2018 Meetings	4	6	4
X = Member		C = Chair
The Board met 5 times during fiscal year 2018. Each of the directors attended over 75% of the Board meetings and meetings of the Committees on which they served. The Company’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, its Committees on which they serve, and the Annual Meeting of Shareholders.
Each Committee operates under a written charter. The Charters are available on the Company’s corporate website, www.chemours.com, under the heading “Investor Relations” and “Corporate Governance.” The principal functions of each Committee are summarized below.
Audit Committee

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter and include, among other duties, the fulfillment of its and the Board’s oversight responsibilities relating to:
➢
The integrity of the financial statements of the Company.

➢
The qualifications and independence of the Company’s independent auditor, and in connection with the Committee’s oversight in this regard, the Chair of the Audit Committee is engaged in the selection process for the audit engagement partner.

➢
The performance of the Company’s internal audit function and independent auditors.

➢
Compliance by the Company with legal and regulatory requirements.

➢
Conducting an annual Committee self-assessment and an assessment of the independent audit firm, and reporting the results to the full Board.

The Audit Committee consists entirely of independent directors, and each meets the heightened independence requirements under NYSE
Listing Standards and the rules and regulations of the SEC relating to audit committees. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. Additionally, the Board of Directors has determined, in its business judgment, that each member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC.

Compensation and Leadership Development Committee

The responsibilities of the Compensation and Leadership Development Committee are more fully described in the Compensation and Leadership Development Committee Charter and include, among other duties:
➢
Assess current and future senior leadership talent, including their development and the succession plans of key management positions (other than CEO).

➢
Assist the Board in CEO succession planning, including providing oversight of the CEO’s succession planning process.

➢
Review the Company’s programs for executive development, performance and skills evaluations.

➢
Conduct an annual review of the Company’s diversity talent, as well as, diversity representation on the slate for key positions.

➢
Oversee the performance evaluation of the CEO based on input from other independent directors versus Board-approved goals and objectives.

➢
Recommend to the independent members of the Board the compensation, including severance agreements as appropriate, for the CEO.

➢
Review and approve compensation and employment arrangements, including equity compensation plans, bonus plans and severance agreements as appropriate, of the CEO and other senior executive officers.

➢
Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk. Review and approve the Compensation Discussion and Analysis and the Committee report, and other executive compensation disclosures, as required by the SEC to be included in the Company’s Proxy Statement or applicable SEC filings.

➢
Review the voting results of any say-on-pay or related shareholder proposals.

➢
Conduct an annual Committee self-assessment and an assessment of the independent compensation consultant, and report the results to the full Board.

The Compensation and Leadership Development Committee consists entirely of independent directors, and each member meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees; and is a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2018, none of the members of the Compensation and Leadership Development Committee was an officer or employee of the Company. No executive officer of the Company served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any company having an executive officer who served on the Compensation and Leadership Development Committee or the Board.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee are more fully described in the Nominating and Corporate Governance Committee Charter and include, among other duties:
➢
Develop and recommend to the Board of Directors a set of corporate governance guidelines for the Company.

➢
Identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board nominees for election as directors of the Company, including nominees whom the Board proposes for election as directors at the Annual Meeting.

➢
Review and approve any transaction between the Company and any related person in accordance with the Company’s policies and procedures for transactions with related persons.

➢
Oversee the Company’s corporate governance practices, including reviewing and recommending to the Board of Directors for approval any changes to the Company’s Code of Conduct, Certificate of Incorporation, Bylaws and Committee Charters.

➢
Conduct an annual assessment of the Committee’s performance, oversee the self-evaluation process of the entire Board of Directors and its other Committees, establish the evaluation criteria, implement the process and report its findings on the process to the Board of Directors.

The Nominating and Corporate Governance Committee consists entirely of independent directors, and each meets the independence requirements set forth in the NYSE Listing Standards.

DIRECTOR COMPENSATION
Overview

Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of shareholders. The Nominating and Corporate Governance Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.
During fiscal year 2018, non-employee directors were entitled to the following annual retainers:
Fiscal Year 2018 Director Retainers
Annual Retainer(1)	$100,000
Annual Equity Award(2)	$130,000
Non-Executive Chairman Retainer(1)	$110,000
Audit Committee Chair Retainer(1)	$20,000
Compensation and Leadership Development Committee Chair Retainer(1)	$15,000
Nominating and Corporate Governance Committee Chair Retainer(1)	$15,000
(1)
Amounts payable in cash may be deferred pursuant to The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors (the “Directors Deferred Compensation Plan”), which is described further below.

(2)
Equity awards are valued as of the grant date and rounded up to the nearest whole share. For 2018, equity awards were in the form of shares of common stock or deferred stock units (DSUs) that convert into shares of common stock when a director leaves the Board. Before DSUs are converted into shares, directors are not entitled to dividends on the DSUs, but they receive dividend equivalents (credited in the form of additional DSUs) that likewise are converted into shares (with any fractional share paid in cash) upon termination of service.

The above fees assume service for a full year. Directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. Each “year,” for purposes of non-employee director compensation, begins on the date of the Company’s annual meeting of shareholders. The Company does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, Committee, educational and Company business meetings.
During 2018, the Nominating and Corporate Governance Committee reviewed, after consultation with the independent compensation consultant Willis Towers Watson, the annual amount of the non-employee director equity compensation and recommended to the Board no changes. The Board believes the compensation program is in the best interest of the Company and designed to fairly compensate directors for their Board responsibilities and align their interests with the long-term interests of shareholders. The Board has adopted share ownership guidelines applicable to non-employee director equity awards. The share ownership guidelines, contained in the Corporate Governance Guidelines, require non-employee directors to hold at least six (6) times the cash portion of their annual retainer worth of Chemours common stock, restricted stock units (RSUs) and/or DSUs while serving as a director. Non-employee directors will have five (5) years to attain this ownership threshold from the time of their election to the Board.

The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors

Under the Stock Accumulation and Deferred Compensation Plan for Directors, a director is eligible to defer all or part of his or her Board retainer and Committee Chair fees in cash or stock units until a future year or years, payable in a lump sum or equal annual installments. Interest will accrue on deferred cash payments, and dividend equivalents will accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.
2018 Director Compensation Table

The following table shows information concerning the compensation paid in fiscal year 2018 to non-employee directors:
Director(1)	Fees Earned or Paid in Cash ($)(2)	Equity Awards ($)(3)	Total ($)
Curtis V. Anastasio	100,000	130,045	230,045
Bradley J. Bell	120,000	130,045	250,045
Richard H. Brown	210,000	130,045	340,045
Mary B. Cranston	107,500	130,045	237,545
Curtis J. Crawford	115,000	130,045	245,045
Dawn L. Farrell	100,000	130,045	230,045
Sean D. Keohane	75,000	130,045	205,045
Stephen D. Newlin(4)	57,500	0	57,500
(1)
During fiscal year 2018, Mr. Vergnano was an employee of the Company and, as such, did not receive separate or additional compensation for his service as a director. See “Executive Compensation” in this Proxy Statement for information relating to the compensation paid to Mr. Vergnano during fiscal year 2018.

(2)
Column reflects all cash compensation earned during fiscal year 2018, whether or not payment was deferred pursuant to the Directors Deferred Compensation Plan.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2018 fiscal year in accordance with FASB ASC 718 as the grant date fair value of compensation earned by directors in the form of DSUs of Chemours common stock or shares of common stock. This value is determined by dividing the annual equity award amount by the closing share price on the date of grant and rounding up to the next whole share, then multiplying by the closing share price on the grant date.

(4)
Mr. Newlin served as a director during the first half of fiscal year 2018.

The aggregate number of RSUs and DSUs held by each non-employee director at fiscal year-end is as follows:
Name	Aggregate Equity Awards Outstanding as of December 31, 2018
Curtis V. Anastasio	25,753
Bradley J. Bell	28,486
Richard H. Brown	61,379
Mary B. Cranston	28,486
Curtis J. Crawford	61,379
Dawn L. Farrell	28,486
Sean D. Keohane	2,733

Security Ownership of Certain
Beneficial Owners and Management
Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of Chemours’ common stock as of March 5, 2019 by each of the Company’s directors and nominees, named executive officers, and all directors and executive officers as a group.
Amount and nature of beneficial ownership:
Name of beneficial owner	Direct(1)	Indirect(2)	Right to acquire(3)	Total	Percent of class
Mark P. Vergnano	584,676	61,578	1,579,877	2,226,131	1.34%
Mark E. Newman	153,471	2,480	459,819	615,770	*
Paul Kirsch	57,921	0	52,495	110,416	*
E. Bryan Snell	105,774	0	198,640	304,414	*
David C. Shelton	83,269	492	121,391	205,152	*
Curtis V. Anastasio	2,692	0	25,753	28,445	*
Bradley J. Bell	0	10,400	28,486	38,886	*
Richard H. Brown	12,500	0	86,706	99,206	*
Mary B. Cranston	0	0	28,486	28,486	*
Curtis J. Crawford	30	47	75,050	75,127	*
Dawn L. Farrell	0	0	28,486	28,486	*
Sean D. Keohane	0	0	2,733	2,733	*
Directors, nominees and executive officers as a group (15 persons)	1,050,259	74,997	2,763,559	3,888,815	2.34%
*
Indicates ownership of less than 1% of the outstanding shares of Chemours common stock. Each of the Company’s executive officers and directors may be contacted at 1007 Market Street, Wilmington, DE 19899.

(1)
Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)
Shares over which directors, nominees and executive officers may be deemed to have or share voting or investment power, including shares owned by trusts and certain relatives.

(3)
Shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from March 5, 2019, through the exercise of stock options or through the conversion of stock units held under the Company’s equity-based compensation plans.

Security Ownership of 5% Beneficial Owners

Based solely on the information filed on Schedule 13G for the fiscal year ended December 31, 2018, the following table sets forth those shareholders who beneficially own more than five percent of Chemours common stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(5)
FMR LLC(1) 245 Summer Street Boston, MA 02210	24,433,268	14.31%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	17,610,782	10.31%
BlackRock, Inc(3) 55 East 52nd Street New York, NY 10055	16,760,610	9.81%
Iridian Asset Management LLC(4) 276 Post Road West Westport, CT 06880	11,572,512	6.78%
(1)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on February 13, 2019, FMR LLC reported that it had sole voting power with respect to 730,529 shares and sole dispositive power with respect to 24,433,268 shares as of December 31, 2018.

(2)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on February 11, 2019, The Vanguard Group reported that it had sole voting power with respect to 133,292 shares, shared voting power with respect to 38,802 shares, sole dispositive power with respect to 17,445,997 shares, and shared dispositive power with respect to 164,785 shares as of December 31, 2018.

(3)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on February 4, 2019, BlackRock, Inc. reported that it had sole voting power with respect to 15,740,320 shares and sole dispositive power with respect to 16,760,610 shares as of December 31, 2018.

(4)
Based solely on a Schedule 13G regarding holdings in Chemours common stock filed with the SEC on February 6, 2019, Iridian Asset Management LLC reported that it had shared voting power with respect to 11,572,512 shares and shared dispositive power with respect to 11,572,512 shares as of December 31, 2018.

(5)
Ownership percentages based on 170,780,474 shares outstanding as of December 31, 2018.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Name	Position
Mark Vergnano	President and Chief Executive Officer
Mark Newman	Senior Vice President and Chief Financial Officer
Paul Kirsch	President, Fluoroproducts
Bryan Snell	President, Titanium Technologies
David Shelton	Senior Vice President, General Counsel and Corporate Secretary
This Compensation, Discussion and Analysis is organized into five sections:
•
Executive Summary

•
Executive Compensation Philosophy and Pay-for-Performance

•
Executive Compensation Decision Making

•
2018 Executive Compensation

•
Company Sponsored Employee Benefits

Executive Summary
2018 Business Highlights
Chemours’ results from operations for the year ended December 31, 2018 include positive contributions from all three segments. Net sales increased to $6.6 billion for the year ended December 31, 2018 compared with $6.2 billion for the same period in 2017, primarily attributable to higher average selling prices for our Ti-Pure™ TiO2 pigment in the Titanium Technologies segment, increased adoption of Opteon™ refrigerants and higher average price for fluoropolymer products in the Fluoroproducts segment, and increased price across all businesses in the Chemical Solutions segment. GAAP Net Income increased to $995 million and adjusted earnings before interest, income taxes, depreciation, and amortization (“Adjusted EBITDA”) increased to $1.7 billion for the year ended December 31, 2018. These increases were primarily attributable to the aforementioned increases in pricing and volume, partially offset by higher distribution and raw material costs in 2018.
2018 highlights include:
•
Net sales of  $6.6 billion, up 7% versus 2017

•
GAAP Net income of  $995 million, up 33% versus 2017

•
Adjusted EBITDA of  $1.7 billion, up 22% versus 2017

•
Improved cash flow from operations of  $1.1 billion, up $500 million versus 2017

Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” starting on page 56 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
2018 Executive Compensation Highlights
Chemours’ executive pay programs are highly performance-based, with payouts under both the short-term and long-term programs dependent on meeting financial and operational objectives over various performance periods. For 2018, the Compensation and Leadership Development Committee approved certain changes to the programs to better incentivize executives to drive Chemours’ financial performance and long-term stock performance.

Named Executive Officer (“NEO”) Compensation
•
In early 2018, certain NEOs received adjustments to their base salaries and short/long-term incentive opportunities. The Compensation and Leadership Development Committee believed these changes were appropriate after a careful review of 2017 performance, internal equity, job responsibilities and competitive market data.

Annual Incentive Plan (“AIP”)
•
The Compensation and Leadership Development Committee modified the AIP to align payouts for Business Unit Presidents to the performance of their businesses. Beginning in 2018, AIP payouts for Business Unit Presidents were based 75% on the achievement of their Business Unit’s results and 25% based on the achievement of Chemours’ results. Prior to 2018, AIP payouts for Business Unit Presidents were based 100% on achievement of Chemours’ results. Free Cash Flow and Adjusted EBITDA remained as measures at both the Chemours and Business Unit level as the Compensation and Leadership Development Committee believes these measures reinforce the importance of earnings and cash generation to the achievement of Chemours’ objectives as well as their importance to shareholders.

•
The Company’s and individual Business Units’ performances against AIP targets were mixed in 2018. The 2018 financial measures and targets under the AIP, along with results for the year, are listed below. AIP results are reflective of the changing circumstances of the business and macroeconomic challenges. As a result, AIP payouts to NEOs varied based on the performance of Chemours and the individual Business Units. Specifically, Chemours’ performance fell below target but above threshold for both Adjusted EBITDA and Free Cash Flow. Fluoroproducts’ performance exceeded targets for both Adjusted EBITDA and Free Cash Flow. Titanium Technologies’ performance fell below threshold for both Adjusted EBITDA and Free Cash Flow. The Compensation and Leadership Development Committee believes the AIP payouts to NEOs are commensurate with Chemours and Business Unit performance results and its pay-for-performance philosophy.

Chemical Solutions exceeded maximum levels of performance for both Adjusted EBITDA and Free Cash Flow. As there are no NEOs in the Chemical Solutions Business Unit, the AIP results for this Business Unit are not discussed in this Compensation Discussion and Analysis.
Long-Term Incentives
•
The Compensation and Leadership Development Committee approved Adjusted EPS as a replacement for Adjusted EBITDA in the Performance Share Unit (“PSU”) Plan. Adjusted EBITDA was used in both short-term and long-term plans prior to 2018 to reinforce the importance of the financial measure for Chemours during the critical period after separation from DuPont. As Chemours continued to grow and build momentum, the Compensation and Leadership Development Committee believed that the use of a variety of measures is a better gauge of financial performance and health of the Company. Adjusted EPS is an important indicator of success in delivering long-term shareholder value through a focus on the quality of earnings.
•
For the 2018 PSU award, the Compensation and Leadership Development Committee determined it was appropriate to continue the use of a 3-year performance cycle, with fixed annual goals for each year of the three-year periods and fixed cumulative/average goals for the cumulative/average results over the three-year period. Prior to 2018, each of the annual periods and the cumulative/average periods were weighted equally at 12.5%. Beginning in 2018, the weighting of the cumulative/average period increased from 12.5% to 20% for each of the financial performance measures.

•
The performance results for the 2016 PSU Award were 200%. The payout for this award was based on pre-established annual and three-year targets for Adjusted EBITDA and Pre-Tax Return on Invested Capital (“ROIC”). Under the 2016 PSU Award, performance results were subject to adjustment by Relative Total Shareholder Return (“TSR”) over the three-year performance period for performance above the 75th percentile or below the 25th percentile. Over the three-year period ending December 31, 2018, Chemours delivered TSR of 395%, which is at the 100th percentile for the peer group described in the section titled “2016 PSU Award Results”. This level of Relative TSR performance would have resulted in a 1.25 modifier being applied to the 2016 PSU Award payout, but the total payout result under the 2016 PSU Award was capped at 200%.

Executive Compensation Governance and Best Practices
Chemours’ executive compensation policies and practices demonstrate a commitment to strong governance standards and include features designed to mitigate compensation-related risks. The table below highlights the key features of Chemours’ executive compensation programs and those features that Chemours does not employ:
What Chemours Does	What Chemours Doesn’t Do
☑ Pay-for-performance	☒ Provide income tax gross-ups, other than for international assignment and/or relocation
☑ Deliver total direct compensation predominantly through variable pay	☒ Re-price underwater stock options
☑ Set challenging short- and long-term incentive award goals	☒ Allow hedging, pledging, short sales, derivative transactions, margin accounts or short-term trading
☑ Target pay and benefits to market competitive levels	☒ Have a liberal share recycling provision in our equity plan
☑ Maintain robust stock ownership requirements
☑ Maintain a clawback policy for incentive based compensation
☑ Annually review the constituents of Compensation and Performance peer groups and make adjustments as appropriate
☑ Undertake an annual review of compensation risk
☑ Offer limited perquisites
☑ Regularly review compensation, especially incentive compensation to ensure continued alignment with Chemours’ strategy
2018 “Say on Pay” Vote Result
At Chemours’ 2018 Annual Meeting, shareholders approved the Company’s “Say-on-Pay” proposal with more than 96% of the votes cast in support of the executive compensation program. The Compensation and Leadership Development Committee is committed to regularly reviewing the program in the context of Chemours’ compensation philosophy and will continue to consider shareholder input in evaluating executive compensation program design and decisions.

Executive Compensation Philosophy and Pay-for-Performance
Executive Compensation Philosophy
The objectives of Chemours’ executive compensation philosophy are rooted in:
•
Promoting a performance-based culture that strongly links executive rewards to shareholder interests and to the Company’s strategic and financial goals

•
Providing a competitive total compensation opportunity designed to attract, retain and motivate high-performing executive talent

These objectives are achieved through fixed and variable compensation elements. The Compensation and Leadership Development Committee determines the appropriate balance between these elements in setting the total compensation opportunity for executives:
Element	Purpose and Key Features
Base Salary
➢
Provides a stable source of income and is a standard element in executive compensation packages

➢
Compensates for expected day-to-day contribution

➢
Targeted to be market competitive in order to attract and retain qualified executives

➢
Delivered in cash

Annual Incentive Plan (“AIP”)
➢
Short-term at-risk compensation

➢
Encourages focus on the achievement of annual business goals

➢
Target incentive opportunity is set as a percentage of base salary and awards are earned only after a threshold level of performance is achieved

➢
Maximum payout is capped

➢
Delivered in cash

Long-Term Incentive Program (“LTIP”)
➢
Long-term at-risk compensation

➢
Aligns executives with the long-term interests of shareholders

➢
Provides a total compensation opportunity with payouts varying based on business and stock price performance

➢
Maximum payout is capped

➢
Delivered in stock

Pay Mix at Target
The Committee believes that aligning executive incentive payouts with Chemours’ performance outcomes is critical for shareholders. Accordingly, the targets under the annual and long-term incentive programs represent rigorous performance expectations that are aligned to short and long-term financial and strategic goals.
To reinforce Chemours’ pay-for-performance philosophy, the total compensation program for executives emphasizes at-risk incentive pay and, therefore, fluctuates with financial results and stock price. This approach aligns the pay outcomes of executives with Company performance and shareholder interests. The charts that follow illustrate the percentage of target pay at-risk for the CEO and other NEOs on average.

87% of CEO target total pay in 2018 was at risk while target total pay for our other NEOs was on average 71% at risk.
CEO Pay for Performance
The chart below demonstrates the relationship between Mr. Vergnano’s pay and Chemours’ TSR in 2016, 2017 and 2018. Target Pay ($6 million in 2016, $7.8 million in 2017 and $7.9 million in 2018) refers to the target pay program approved by the Compensation and Leadership Development Committee regarding base salary, annual incentive, and equity awards. Realizable Pay ($18.8 million in 2016, $10.6 million in 2017 and $4.0 million in 2018) is defined as actual W-2 base salary pay, actual annual incentive payment for performance in that year (paid in following year), and the value of equity awards at the end of the period. Stock options are valued based on the in-the-money value of options granted during that year (the spread between end-of-year stock price and grant price). Performance Share Units (“PSUs”) are valued based on the number of PSUs awarded during that year (i.e.target # of PSUs), valued at the stock price at the end of the year.
The value of Mr. Vergnano’s equity awards varied at the end of each fiscal year based on changes in the stock price from the date of grant. This, combined with variable annual incentive payouts, contributes to different levels of Realizable Pay value. The Compensation and Leadership Development Committee believes the pay outcomes for the CEO are aligned with shareholder interests over the time periods reported.

Executive Compensation Decision Making
The Chemours Compensation and Leadership Development Committee applies the following factors to guide executive compensation decisions:
•
Company performance and strategic objectives,

•
Independent external market data, and

•
Economic environment for the chemicals industry.

The table below summarizes oversight responsibilities and participation in executive compensation decisions:
Compensation and Leadership Development Committee
➢
Establish executive compensation philosophy

➢
Approve incentive compensation programs and determine performance expectations for short-term and long-term incentive programs

➢
Approve all compensation actions for the NEOs, other than the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

➢
Recommend to the independent directors of the Board compensation actions for the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

All Independent Board Members
➢
Assess performance of the CEO

➢
Approve all compensation actions for the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

Chief Executive Officer
➢
Provide compensation recommendations for the NEOs (other than the CEO) to the Compensation and Leadership Development Committee, which considers these recommendations as part of its evaluation. However, review, analysis, and final approval of compensation actions are made solely by the Compensation and Leadership Development Committee

➢
Recommendations are based on the CEO’s personal review of each NEO’s performance, job responsibilities, and importance to the Company’s overall business strategy, as well as the Company’s compensation philosophy

➢
In preparing compensation recommendations for the NEOs, the CEO and the SVP of Human Resources compare each key element of compensation provided to the NEOs to market data and consider the total compensation package

➢
In consultation with the Chief Financial Officer, recommends incentive measures and performance expectations

Independent Consultant to the Compensation and Leadership Development Committee
➢
Provides independent advice, research, and analytical services on a variety of subjects, including compensation of executive officers and executive compensation trends

➢
Participates in meetings as requested and communicates with the Chair of the Compensation and Leadership Development Committee between meetings

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Evaluates executive compensation policies and guidelines and provides analysis of policies and guidelines compared to best practices in the industry

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Engaged by, and reports directly to the Compensation and Leadership Development Committee

Independent Compensation Consultant
The Compensation and Leadership Development Committee has engaged Willis Towers Watson as its independent compensation consultant since April 2017. Willis Towers Watson is engaged by and reports directly to the Compensation and Leadership Development Committee, which may replace the firm or hire additional consultants at any time.
The Compensation and Leadership Development Committee and the other independent directors of Chemours’ Board are the sole decision makers for compensation of executive officers.
The Committee has assessed the independence of Willis Towers Watson based on NYSE Listing Standards and SEC rules and concluded that its work does not raise any conflict of interest.
Peer Group Selection and Competitive Positioning
In making compensation decisions, the Compensation and Leadership Development Committee considers competitive market data from a compensation peer group of companies as one of several reference points. Compensation peer group data is supplemented with broader chemical industry and general industry data. The selection of the compensation peer group is composed of publicly-traded U.S. based companies with similar scale, revenue, industry, and business characteristics reflecting Chemours’ current state as well as its business direction.
For compensation decisions made in early 2018, the compensation peer group consisted of the following companies:

Air Products & Chemicals, Inc.	PolyOne Corporation
Albemarle Corporation	PPG Industries, Inc.
Ashland Global Holdings, Inc.	RPM International, Inc.
Axalta Coating Systems Ltd.	The Sherwin-Williams Company
Celanese Corporation	Trinseo S.A.
Eastman Chemical Company	Tronox Limited
Huntsman Corporation	Venator Materials PLC
Olin Corporation	Westlake Chemical Corporation
Platform Specialty Products Corporation	W.R. Grace and Company
The Compensation and Leadership Development Committee reviews the composition of the compensation peer group regularly to ensure that it remains suitable and appropriate. With the assistance of its independent compensation consultant, the Compensation and Leadership Development Committee conducted a review of the peer group in July 2018 and made no changes.
Chemours generally targets the market median for target total direct compensation and each of base salary, target total cash compensation, and target total long-term incentives for senior officers and NEOs. Ultimately, the Compensation and Leadership Development Committee has the flexibility to pay above or below the market median based on a variety of factors including an executive’s scope of responsibility, experience level, the critical need for retention, sustained performance over time, potential for advancement as part of key succession planning processes, and other unique factors.
2018 Executive Compensation
2018 CEO Compensation Highlights
The Compensation and Leadership Development Committee considered many factors in recommending Mr. Vergnano’s 2018 target total direct compensation opportunity including the following:
•
Strong Company performance in 2017, including one-year TSR of 127%

•
Completion of Chemours’ Transformation Plan

•
Mr. Vergnano’s individual performance

•
External market competitiveness

The Compensation and Leadership Development Committee recommended an increase to Mr. Vergnano’s base salary of 5%, increasing his base salary to $1,050,000 and target annual incentive opportunity to $1,365,000. The following changes to Mr. Vergnano’s target total compensation were approved by the Board of Directors in February 2018:
	2017	2018
Base Salary	$1,000,000	$1,050,000
Target AIP Opportunity	$1,300,000 (130% of salary)	$1,365,000 (130% of salary)
Target LTI Opportunity (Grant Value)	$5,500,000	$5,500,000
Target Total Direct Compensation	$7,800,000	$7,915,000
Mr. Vergnano’s actual 2018 AIP award was $1,000,545, 73% of his target award opportunity, which is reflective of the company performance outcomes noted previously. In 2018, 60% of Mr. Vergnano’s total long-term incentive opportunity was delivered in Performance Share Units (“PSUs”), with vesting and performance results based on the achievement of Adjusted Earnings Per Share and Pre-Tax ROIC financial goals, as well as Relative TSR over a three-year period. The remaining 40% of Mr. Vergnano’s long-term incentive opportunity was delivered in non-qualified stock options, which vest annually in three equal installments from the date of grant.
2018 Base Salaries of the Other NEOs
Base salaries for the NEOs are intended to be competitive with the market in order to attract and retain the executive talent needed to successfully manage daily business operations. The Compensation and Leadership Development Committee reviews base salaries for NEOs annually. NEOs’ base salaries reflect the scope of responsibilities, experience, achievement of individual strategic objectives, and external market competitiveness. Base salaries represent a small portion of a NEO’s overall compensation.
In 2018, after considering external market pay data, internal equity and performance, the Compensation and Leadership Development Committee approved a base salary increase for Mr. Snell of 10%, increasing his base salary to $550,000. The Compensation and Leadership Development Committee maintained base salaries at the 2017 level for Messrs. Newman, Kirsch and Shelton as set forth in the following table.
NEO	Base Salary ($) (as of December 31, 2017)	Base Salary ($) (as of December 31, 2018)
Mark Vergnano	$1,000,000	$1,050,000
Mark Newman	$591,220	$591,220
Paul Kirsch	$550,000	$550,000
Bryan Snell	$500,000	$550,000
David Shelton	$475,000	$475,000
Salary changes for NEOs are generally effective March 1 of each year.
Annual Incentive Plan (AIP)
Chemours’ annual incentive plan is designed to reward executives for achieving and exceeding annual financial performance goals. Under the AIP, each NEO has a target annual incentive opportunity, expressed as a percentage of base salary. Incentive targets are determined based on the Compensation and Leadership Development Committee’s review of peer group practices, chemical industry data from proprietary third-party surveys, and the position and scope of responsibilities of each NEO. Incentive targets are reviewed annually. NEO AIP target opportunity (as a percentage of salary) remained unchanged for 2018. The following table summarizes 2018 AIP targets.
NEO	2017 Annual Incentive Target (as % of Base Salary)	2018 Annual Incentive Target (as % of Base Salary)
Mark Vergnano	130%	130%
Mark Newman	80%	80%
Paul Kirsch	75%	75%
Bryan Snell	75%	75%
David Shelton	70%	70%

After careful review, the Compensation and Leadership Development Committee made changes to the annual incentive plan design in 2018 to better align AIP payouts for Business Unit Presidents to the results of their respective businesses.
Incentive Formula
Actual cash annual incentive awards for NEOs in 2018 were determined using the formulas shown below. The calculation of award payments for each NEO is determined based on Chemours’ financial performance or a combination of Chemours and Business Unit performance. There is no individual performance component for NEOs. The Committee may use discretion to reduce payout.
AIP awards for Messrs. Vergnano, Newman and Shelton are determined as follows:
AIP awards for Messrs. Kirsch and Snell are determined as follows:
Performance Measures
For 2018, the Compensation and Leadership Development Committee determined Adjusted EBITDA and Free Cash Flow remained the appropriate measures as they directly reflect the Chemours goals of promoting earnings improvement and emphasizing cash generation.
Adjusted EBITDA and Free Cash Flow were weighted equally in determining the Corporate Performance Factor. For the Business Unit Performance Factor, Adjusted EBITDA was weighted 75% given its significance as a measure of our business unit growth and success, and Business Unit Free Cash Flow was weighted 25%.
	Measure	Weighting
Corporate Performance Factor	Corporate Adjusted EBITDA	50%
	Corporate Free Cash Flow	50%
	Measure	Weighting
Business Unit Performance Factor	Corporate Adjusted EBITDA	12.50% (50% of the 25%)
	Corporate Free Cash Flow	12.50% (50% of the 25%)
	Business Unit Adjusted EBITDA	56.25% (75% of the 75%)
	Business Unit Free Cash Flow	18.75% (25% of the 75%)
Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization excluding the following items: non-operating pension and other postretirement employee benefit costs (income), exchange gains (losses), restructuring, impairment and asset-related charges (benefits), gains (losses) on sale of business or assets, transaction costs, legal charges, impacts of changes to U.S. GAAP accounting or other items not considered indicative of ongoing operations during the performance period.
Free Cash Flow is defined as Cash Flows from Operations less Capital Expenditures as disclosed on the Company’s Cash Flow statement. Business Unit Free Cash Flow defined as Adjusted EBITDA plus the delta Working Capital minus CapEx. Working Capital equals Accounts Receivable plus Inventory minus Accounts Payable. Impacts of changes to U.S. GAAP accounting, or other items not considered indicative of ongoing operations during the performance period will be excluded from this calculation during the performance period.

The chart below shows the 2018 AIP performance targets, ranges and results approved by the Compensation and Leadership Development Committee. Performance targets were set in early 2018 and were consistent with the Company’s budget for 2018, which incorporated considerations of potential opportunities and risks associated with external business and market conditions. Targets for each of the performance measures are set at levels considered challenging, motivational, and competitive. The performance range is determined using external guidance, historical performance and expectations as guardrails. Threshold is considered the level of performance that warrants the minimum payout level and the maximum defines what level of performance is exceptional.
In early 2019, the Compensation and Leadership Development Committee reviewed Chemours’ financial performance against the AIP targets. As part of the process the Compensation and Leadership Development Committee considered whether the impact of any significant events not contemplated at the time targets were set should lead to an adjustment of any performance results. The Committee determined that it was appropriate to exclude approximately $1 million of Adjusted EBITDA and $15 million of Free Cash Flow benefits that resulted from the construction delay in the Mexico Cyanide Plant. With rounding, this had no impact on actual Adjusted EBITDA of  $1,740 million and moved actual Free Cash Flow from $642 million to $627 million.
Based on 2018 financial results, the Chemours 2018 Corporate AIP payout was 73.3% of target, the Fluoroproducts AIP payout was 143.6%, and the Titanium Technologies payout was 18.3%.
Figures are in millions.
Corporate AIP
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Corporate Adj. EBITDA	$1,662	$1,785	$2,080	$1,740	41%
Corporate Free Cash Flow	$600	$691	$1,000	$627	32%
Titanium Technologies AIP
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Corporate Adj. EBITDA	$1,662	$1,785	$2,080	$1,740	10%
Corporate Free Cash Flow	$600	$691	$1,000	$627	8%
Business Unit Adj. EBITDA	$1,110	$1,200	$1,380	$1,055	0%
Business Unit Free Cash Flow	$950	$1,045	$1,245	$938	0%
Fluoroproducts AIP
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Corporate Adj. EBITDA	$1,662	$1,785	$2,080	$1,740	10%
Corporate Free Cash Flow	$600	$691	$1,000	$627	8%
Business Unit Adj. EBITDA	$670	$698	$803	$783	102%
Business Unit Free Cash Flow	$390	$429	$560	$463	24%
As there are no NEOs in the Chemical Solutions Business Unit, the AIP results for this Business Unit are not listed in the chart above. The actual performance for Chemical Solutions on Adjusted EBITDA was $63 million versus a target of  $50 million and Free Cash Flow actual performance of  ($18 million) versus a target of  ($57 million).
(1)
Represents the minimum level of performance required to earn any incentive for this component of the 2018 AIP. Performance below this level would not result in a payout for the performance measure.

(2)
Represents the highest level of performance at which maximum payout under the 2018 AIP is earned. Achievement of performance above this level would not result in a greater payout for the performance measure.

Based on the actual performance achieved, the AIP awards for each NEO, reflecting the percent of target incentive amounts, were approved:
NEO	Annual Incentive Target (as % of Base Salary)	Annual Incentive Target ($)	Annual Incentive Actual ($)
Mark Vergnano	130%	$1,365,000	$1,000,545
Mark Newman	80%	$472,976	$346,691
Paul Kirsch	75%	$412,500	$592,350
Bryan Snell	75%	$412,500	$75,488
David Shelton	70%	$332,500	$243,723
Long-Term Incentive (LTI) Program
Chemours provides long-term incentive compensation to directly tie NEO interests to the interests of shareholders. The Compensation and Leadership Development Committee views long-term incentives as a critical element of our executive compensation program. Long-term incentive targets are reviewed annually and determined based on the Compensation and Leadership Development Committee’s review of the following:
•
NEO position, scope of responsibilities and performance

•
Internal pay equity considerations

•
Peer group practices

•
Current market compensation data for the chemical industry and general industry from proprietary third-party surveys

In 2018, the Compensation and Leadership Development Committee increased the long-term incentive target for Mr. Shelton ($750,000 to $850,000) in connection with his performance and to better align his compensation with market. No changes were recommended for Messrs. Newman, Kirsch or Snell as their long-term incentive targets were considered market competitive and aligned with position, scope of responsibilities and internal pay equity considerations. The following table summarizes 2018 LTI targets.
NEO	2017 Long Term Incentive Target	2018 Long Term Incentive Target
Mark Vergnano	$5,500,000	$5,500,000
Mark Newman	$1,200,000	$1,200,000
Paul Kirsch	$900,000	$900,000
Bryan Snell	$900,000	$900,000
David Shelton	$750,000	$850,000
As in prior years, target LTI award values were delivered through a mix of PSUs and Non-Qualified Stock Options (“stock options”). LTI awards delivered in the form of PSUs and stock options focus on shareholder value creation and long-term decision-making consistent with Chemours’ strategic objectives. Details of each award type are summarized below.
Stock Options (40% of LTI Target Award)
The use of stock options provides clear and direct alignment with shareholder interests as they have value only if the price of Chemours’ stock at the time of exercise exceeds the stock price on the date of grant. As a result, stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders. The stock options are designed to vest in equal annual installments over three years from the grant date and have a ten-year term.
PSU Awards (60% of LTI Target Award)
Sixty percent of an NEOs LTI award is delivered through PSUs. The PSUs are earned and vest based on the achievement of Adjusted EPS and Pre-Tax ROIC performance objectives, which are determined at the time of grant, for each of the annual periods and the three-year average/cumulative period within the performance period.

Performance goals for each of the measurement periods are considered challenging to obtain and are aligned with delivering shareholder value. In setting these objectives, the Compensation and Leadership Development Committee considers how the achievement of goals may be affected by competitive and/or economic conditions over the three-year period. Results for each of the annual periods and the average/cumulative periods are measured independently. Final awards are subject to potential modification based on TSR results relative to the Chemours peer group over the cumulative three-year performance period.
The payout range of the PSUs was 0% to 200% depending on Chemours’ achievement of the performance goals. The maximum incentive under the PSU was capped at 200%, inclusive of modifier impact.
As in prior years, the PSU portion of Chemours’ LTI program consisted of overlapping cycles, with a new equity award each year. In general, each participant receives a grant at the beginning of each three-year cycle.
Financial/Operating Measures
The use of Adjusted EPS in the long-term program is an important indicator of success in delivering long-term shareholder value. Pre-Tax ROIC remains critical to Chemours’ ability to invest and manage assets that deliver the greatest return. The Compensation and Leadership Development Committee believes these performance measures are appropriate to motivate executives to achieve and sustain outstanding long-term results.
The 2018 PSU Award performance period, January 1, 2018 through December 31, 2020, consists of four measurement periods for each financial objective: three annual (each weighed 10%) measurement periods and one three-year (weighted at 20%) measurement period.
Adjusted EPS		Pre-Tax ROIC
Period	Weighting	Period	Weighting
FY2018	10%	FY2018	10%
FY2019	10%	FY2019	10%
FY2020	10%	FY2020	10%
Cumulative FY2018 – FY2020	20%	Average FY2018 – FY2020	20%
Total for Adjusted EPS	50%	Total for Pre-tax ROIC	50%
Adjusted EPS is defined as Adjusted Net Income divided by fully diluted shares outstanding. Shares outstanding to be determined as the diluted shares outstanding as of the beginning of the performance period, adjusted by the shares issued under compensation plans during the period. The impact of any share issuances or repurchases (size and timing) on diluted share count, other than those contemplated in the three-year business plan used for compensation plan purposes, shall be excluded from this calculation during the performance period. Adjustments will be applied for diluted share count that deviates 1% from amounts reflected in plan targets.
Pre-Tax ROIC, consistent with external reporting, is defined as Adjusted EBIT divided by average Invested Capital. Adjusted EBIT equals Adjusted EBITDA minus depreciation and amortization. Invested Capital equals Debt plus Equity minus Cash, all based on stated balance sheet values. Any impact of changes to U.S. GAAP accounting during the performance period is excluded from this calculation.
Chemours believes disclosing specific targets while the applicable performance period is ongoing could cause competitive harm. However, such targets will be disclosed once the applicable performance periods have ended as part of our discussion and analysis on awards earned by the NEOs.
Relative TSR
Relative TSR is used as a modifier to promote alignment with shareholder interests. Relative TSR for the 2018 PSU Award will be measured at the end of the three-year period against the peer group discussed previously. Chemours’ TSR relative to these peers will be used as a modifier to increase or reduce the number of units earned.

Relative TSR is defined as the change in the Company’s stock price plus dividends paid and assumed to be reinvested on the ex-dividend date during the period, divided by beginning stock price, compared on a percentile basis to the same change with respect to the companies in a peer group. At the end of the performance period, the overall performance outcome will be modified as shown in the table below, subject to the overall cap of 200%:
Relative TSR	<25th percentile	25th to 75th percentile	>75th percentile
Applied Modifier	0.75	1.00 (No Adjustment)	1.25
2018 LTI Awards
Awards to the NEOs under the 2018 long-term incentive program were as follows:
NEO	2018 Target LTI Award Value	Share Equivalent Value of PSUs on grant date	Target Number of PSU Awards(1)	Grant Date Fair Value of Stock Options	Number of Stock Options Granted(2)
Mark Vergnano	$5,500,020	$3,300,040	68,000	$2,199,980	107,055
Mark Newman	$1,200,026	$720,040	14,837	$479,986	23,357
Paul Kirsch	$900,037	$540,042	11,128	$359,995	17,518
Bryan Snell	$900,037	$540,042	11,128	$359,995	17,518
David Shelton	$850,002	$510,002	10,509	$340,000	16,545
(1)
The number of PSUs awarded was determined by dividing the dollar target value for each NEO by the closing price for Chemours common stock on grant date, March 1, 2018, and rounding to the nearest whole share. The closing price of Chemours common stock was $48.53.

(2)
The number of stock options awarded was determined based on the Black-Scholes value using the closing price of Chemours common stock on the grant date, March 1, 2018. The exercise price of the options was equal to the closing price of Chemours common stock on the grant date. The closing price of Chemours common stock was $48.53 and the Black-Scholes value of an option was $20.55.

2016 PSU Award Results (paid in 2019)
The three-year performance period for PSUs awarded in 2016 ended on December 31, 2018. The payout for this award was based on pre-established target levels of Adjusted EBITDA and Pre-Tax ROIC over the three-year performance period, subject to a TSR modifier. The final payout determination was made in February 2019 after a review of the Chemours performance. Based on performance results throughout the period and relative TSR, the 2016 PSU Award payout was 200% of target. Chemours’ Relative TSR ranking of 100th percentile for the FY2016 – FY2018 performance period would have resulted in a 1.25 increase of the award were it not for the 200% payment cap. The tables listed below detail performance against each measure:
Figures are in millions
Adjusted EBITDA
Measurement Period	Weighting	Threshold	Target	Maximum	Result	Payout % (weighted)
FY2016	12.5%	$574	$675	$776	$822	25.0%
FY2017	12.5%	$876	$1,030	$1,185	$1,422	25.0%
FY2018	12.5%	$1,020	$1,200	$1,380	$1,740	25.0%
FY2016 – FY2018 Cumulative	12.5%	$2,469	$2,905	$3,341	$3,984	25.0%
Pre-Tax ROIC
Measurement Period	Weighting	Threshold	Target	Maximum	Result	Payout % (weighted)
FY2016	12.5%	8.6%	10.1%	11.6%	15.7%	25.0%
FY2017	12.5%	18.4%	21.6%	24.8%	36.4%	25.0%
FY2018	12.5%	21.8%	25.7%	29.6%	38.8%	25.0%
FY2016 – FY2018 Average	12.5%	16.3%	19.1%	22.0%	30.3%	25.0%

Relative TSR
Modifier	Min	Target	Max	Result	Modifier
Relative TSR to Peer Group	<P25	P25 – P75	>P75	100th Percentile	1.25
	0.75	1.00	1.25
The TSR ranking was based on the performance peer group set by the Compensation and Leadership Development Committee in 2016 for the 2016 PSU Award:

Air Products & Chemicals, Inc.	Eastman Chemical Company	The Sherwin-Williams Company
Albemarle Corporation	Huntsman Corporation	The Mosaic Company
Ashland Global Holdings Inc.	Kronos, Inc.	Tronox, Limited
Axiall Corporation	PolyOne Corporation	Valspar Corporation
Celanese Corporation	PPG Industries, Inc.	W R Grace and Company
Chemtura Corporation	RPM International Inc.
The Axiall Corporation, Chemtura Corporation and Valspar Corporation were removed from the final relative TSR calculation as they had been acquired.
The table below shows the target number of PSUs granted in 2016 and the actual number of PSUs earned, excluding dividend equivalent units, based on performance over the FY2016 — FY2018 performance period:
NEO	Target # of PSUs Granted	Payout %	# of PSUs Earned
Mark Vergnano	310,672	200%	621,344
Mark Newman	94,862	200%	189,724
Paul Kirsch	40,910	200%	81,820
Bryan Snell	63,242	200%	126,484
David Shelton	47,431	200%	94,862
Company Sponsored Employee Benefits
The Company offers the NEOs health and welfare and retirement plan benefits. Additional elements specific to the executive compensation program include nonqualified retirement benefit plans, reimbursement of financial planning and income tax preparation services, and change-in-control benefits.
The Chemours Company Retirement Savings Restoration Plan
The Chemours Company Retirement Savings Restoration Plan (“RSRP”) is a nonqualified defined contribution plan that restores benefits above the Internal Revenue Code limits for tax-qualified retirement plans to be consistent with those provided to other eligible employees at Chemours.
The Chemours Company Management Deferred Compensation Plan
Under The Chemours Company Management Deferred Compensation Plan (“MDCP”), a nonqualified elective deferred compensation plan, participants may defer base salary, bonus, and certain incentive plan awards until a later date. Generally, earnings on deferred amounts include returns on investments that mirror the investment alternatives available to all employees under the Company’s retirement savings plan.
Change-in-Control Severance Benefits
To ensure that executives remain focused on Chemours’ business during a period of uncertainty, Chemours maintains a change-in-control severance plan for its executives, including the NEOs. For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by Chemours without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross-ups. For additional information, see “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”

Benefits provided under the change-in-control severance plan include:
•
A lump sum cash payment of two times (three times for the CEO) the sum of the executive’s base salary and target annual incentive;

•
A lump sum cash payment equal to the pro-rated portion of the executive’s target annual incentive for the year of termination; and

•
Continued health and dental benefits, financial counseling and tax preparation, and outplacement services for up to two years (three years for the CEO) following the date of termination.

The change-in-control severance plan also includes 12-month (18-month for the CEO) non-competition and non-solicitation covenants, non-disparagement, and confidentiality provisions.
Compensation and Risk

In 2018, Chemours management reviewed its executive and non-executive compensation programs and in concurrence with the Compensation and Leadership Development Committee’s independent compensation consultant, determined that none of its compensation programs encourages or creates excessive risk-taking, and none are reasonably likely to have a material adverse effect on the Company.
In conducting this assessment, the components and design features of executive and non-executive plans and programs were analyzed. A summary of the findings of the assessment was provided to the Compensation and Leadership Development Committee. Overall, the Compensation and Leadership Development Committee concluded that (1) the Company’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate potential excessive risk taking and (2) non-executive employee compensation programs are appropriately balanced between fixed and variable compensation and do not encourage excessive risk taking. The Compensation and Leadership Development Committee also considered its payout caps or limits, stock ownership guidelines, and clawback policy as risk mitigating features of its executive compensation program.
Payout Limitations or Caps
Earned awards from the annual incentive plan and the PSU awards are capped at 200% of target to protect against excessive payouts.
Stock Ownership Guidelines
To further support our goal of achieving a strong link between shareholder and executive interests, Chemours maintains stock ownership guidelines to require executive share ownership of a value equal to a specified multiple of base pay. Executives have five (5) years from the date they become subject to the guidelines to reach their respective ownership requirements. Until the ownership requirement is satisfied, 100% of the net shares realized from exercise or vesting of stock-based awards must be retained. Share ownership guidelines are as follows:
Multiple of Salary	2018 Target
CEO	5.0x
Other NEOs	3.0x
All applicable NEOs have satisfied or are on track to satisfy these guidelines.
Restrictions on Certain Types of Transactions

The Company has a policy that prohibits executive officers and directors from engaging in the following types of transactions with respect to Chemours’ stock: hedging transactions, pledging securities, short sales, derivative transactions, margin accounts, and short-term trading.

Deductibility of Performance-Based Compensation

In setting the NEO’s 2018 compensation packages, the Compensation and Leadership Development Committee considered Section 162(m) of the Internal Revenue Code, which provided that compensation in excess of $1 million paid to certain executive officers, is not deductible unless certain exceptions applied. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception under Section 162(m) for awards that are not grandfathered and increased the coverage of Section 162(m) to, among other things, include Chief Financial Officers and any executive who is subject to the Section 162(m) limitation in tax years beginning after 2016. These changes will cause more NEO compensation to be non-deductible under Section 162(m) in the future, and will eliminate the Company’s ability to structure performance-based awards to be exempt from Section 162(m). While the Compensation and Leadership Development Committee will continue to consider the tax deductibility of compensation, it does not believe the limitations under Section 162(m) should restrict the Committee’s discretion and flexibility in structuring compensation programs to attract, retain, and motivate our executive officers.
CEO Pay Ratio

As there were no significant changes to the global employee population nor significant changes to employee compensation arrangements, Chemours used the same median employee for the 2018 CEO pay ratio calculation as used in 2017. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with SEC rules.
When first running the CEO pay ratio calculation, Chemours determined that as of October 31, 2017, the total number of employees was 6,954. To determine median employee pay, Chemours chose base pay as the consistently applied compensation measure. Chemours then calculated an annual base pay for each employee, annualizing pay for those employees who commenced work during 2017 and any employees who were on leave for a portion of 2017. Chemours used a valid statistical sampling methodology to identify a population of employees whose base pay was within a 5% range of the median. Using this methodology, Chemours identified the median employee from that group. The total number of employees on December 31, 2018 was 7,048.
It was determined that the total compensation for the selected median employee in 2018 was $106,807. The ratio of CEO pay to the median worker pay is 76:1. This is a reduction in the CEO Pay Ratio compared to last year’s ratio of 101:1. This is the result of a lower AIP payout to Mr. Vergnano and an increase in 2018 overtime pay for the median employee.
Element	Median Employee	CEO
Salary (includes Overtime)(1)	$93,295	$1,041,667
Stock Awards	$0	$3,559,120
Option Awards	$0	$2,199,980
Non-Equity Incentive Plan Compensation/Bonus(2)	$2,706	$1,000,545
Change in Pension Value	$0	$0
All Other Compensation(3)	$10,806	$275,417
Summary Compensation Table Totals	$106,807	$8,076,729
CEO Pay Ratio	76:1
(1)
Consists of 2018 base salary plus overtime pay.

(2)
Actual 2018 cash incentive paid during the first quarter of fiscal year 2019 under a performance-based compensation plan.

(3)
Consists of 2018 employer contributions to qualified and non-qualified defined contribution plans and perquisites/personal benefits as listed in footnote 5 of the Summary Compensation Table.

Summary Compensation Table

The following table sets forth information concerning the total compensation earned by the NEOs during fiscal years 2018, 2017 and 2016.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified and Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Mark Vergnano, President and Chief Executive Officer	2018	1,041,667		3,559,120	2,199,980	1,000,545		275,417	8,076,729
	2017	983,333		3,787,623	2,199,989	2,600,000	141,163	232,063	9,944,171
	2016	900,000		1,895,099	1,713,424	1,989,000	69,279	108,790	6,675,592
Mark Newman, Senior Vice President and Chief Financial Officer	2018	591,220		776,569	479,986	346,691		100,591	2,295,057
	2017	588,350		826,409	479,996	945,952		102,879	2,943,586
	2016	574,000		578,658	523,180	780,640		24,729	2,481,207
Paul Kirsch, President, Fluoroproducts	2018	550,000		582,440	359,995	592,350		26,000	2,110,785
	2017	550,000		619,787	359,989	825,000		345,674	2,700,450
	2016	320,833	650,000	969,558	240,000	701,250		53,668	2,935,309
Bryan Snell, President, Titanium Technologies	2018	541,667		582,440	359,995	75,488		115,694	1,675,282
	2017	483,333		619,787	359,989	750,000	25,898	80,333	2,319,340
	2016	400,000		385,776	348,787	510,000	12,696	243,386	1,900,645
David Shelton, Senior Vice President and General Counsel	2018	475,000		550,041	340,000	243,723		145,900	1,754,664
	2017	462,500		516,496	299,986	665,000	1,247	111,395	2,056,624
	2016	N/A
(1)
Represents the aggregate grant date fair value of PSUs computed in accordance with FAS ASC Topic 718. The grant date fair value of each PSU granted to NEOs in 2018, taking into account the estimated probable outcome of the performance conditions, was determined to be $52.34. Assumptions used in determining the values can be found in Note 23 (“Stock-based Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
If the maximum level of performance were achieved, each NEO would earn 200% of the target number of PSUs awarded. Based on the closing price of Chemours common stock on the grant date ($48.53), the maximum value of PSUs awarded in 2018 to each NEO is as follows: Mr. Vergnano — $6,600,080; Mr. Newman — $1,440,079; Mr. Kirsch — $1,080,084; Mr. Snell — $1,080,084; Mr. Shelton — $1,020,004.

(3)
Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in determining the values can be found in Note 23 (“Stock-based Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2018.

(4)
Represents payouts under the AIP for services performed during 2018. This column includes compensation which may have been deferred at the NEO’s election. Any such amounts will be included in the “Executive Contributions” column of the 2018 Nonqualified Deferred Compensation table.

(5)
The amounts reflect perquisites and personal benefits (financial planning/income tax preparation) and Company contributions to qualified and nonqualified defined contribution plans. The following table details these amounts.

Name	Company Contributions to Qualified Defined Contribution Plan ($)	Company Contribution to Nonqualified Defined Contribution Plan ($)	Financial Planning/ Income Tax Preparation ($)
Mark Vergnano	24,750	235,667	15,000
Mark Newman	11,412	75,730	13,448
Paul Kirsch	11,000	0	15,000
Bryan Snell	29,527	71,167	15,000
David Shelton	35,750	95,150	15,000
2018 Grants of Plan-Based Awards

The following table provides information on AIP awards, PSUs and stock options granted in 2018 to each NEO. For a complete understanding of the table, refer to the footnotes that follow.
				Estimated Possible Payouts Under Nonequity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Vergnano			2018 AIP	682,500	1,365,000	2,730,000
	3/1/18	2/12/18	Stock Options							107,055	48.53	2,199,980
	3/1/18	2/12/18	PSU				34,000	68,000	136,000			3,559,120(4)
Mark Newman			2018 AIP	236,488	472,976	945,952
	3/1/18	2/12/18	Stock Options							23,357	48.53	479,986
	3/1/18	2/12/18	PSU				7,419	14,837	29,674			776,569(4)
Paul Kirsch			2018 AIP	206,250	412,500	825,000
	3/1/18	2/12/18	Stock Options							17,518	48.53	359,995
	3/1/18	2/12/18	PSU				5,564	11,128	22,256			582,440(4)
Bryan Snell			2018 AIP	206,250	412,500	825,000
	3/1/18	2/12/18	Stock Options							17,518	48.53	359,995
	3/1/18	2/12/18	PSU				5,564	11,128	22,256			582,440(4)
David Shelton			2018 AIP	166,250	332,500	665,000
	3/1/18	2/12/18	Stock Options							16,545	48.53	340,000
	3/1/18	2/12/18	PSU				5,255	10,509	21,018			550,041(4)
(1)
Nonequity incentive plan awards are short-term incentives that may be earned under the 2018 AIP.

(2)
Equity incentive plan awards are PSUs corresponding to a three-year performance period, FY2018 — FY2020. The NEOs may earn 50% of the target award upon attainment of threshold performance and up to 200% of the target award upon attainment of maximum performance. Performance outcomes will be determined following the conclusion of the performance period. Dividend equivalent units will be applied to the actual number of shares earned.

(3)
The exercise price is equal to the fair market value of a share of Chemours common stock on the grant date. Stock options are not credited with dividend equivalent units. Stock options feature three-year equal ratable vesting and a ten-year term.

(4)
Amount shown is based on probable outcome of performance conditions. The maximum that can be earned is 200% of the target award.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs (in each case denominated in shares of Chemours common stock) held by each of the NEOs at December 31, 2018. Market or payout values in the table below are based on the closing price of Chemours common stock as of December 31, 2018: $28.22.
Upon completion of the separation from DuPont and in accordance with the Employee Matters Agreement, the NEOs received replacement Chemours stock option awards in respect of their DuPont stock option awards. The stock option awards reflected in the following table with a grant date prior to July 1, 2015, are these replacement stock option awards.
	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options(1)				Shares or Units of Stock that Have Not Vested(2)		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested(3)
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($)	Number (#)	Market or Payout Value ($)
Mark Vergnano	3/1/2018		107,055	48.53	3/1/2028			136,000	3,837,920
	3/1/2017	48,373	96,745	34.72	3/1/2027			190,094	5,364,453
	3/1/2016	362,629	181,315	5.40	3/1/2026
	7/6/2015	331,231		16.04	7/5/2025
	2/4/2015	198,121		18.45	2/3/2022
	2/5/2014	153,392		15.49	2/4/2021
	2/6/2013	220,759		11.87	2/5/2020
Mark Newman	3/1/2018		23,357	48.53	3/1/2028			29,674	837,400
	3/1/2017	10,554	21,108	34.72	3/1/2027			41,476	1,170,453
	3/1/2016	110,726	55,363	5.40	3/1/2026	195,932	5,529,201
	7/6/2015	197,161		16.04	7/5/2025
	2/4/2015	67,675		18.45	2/3/2022
Paul Kirsch	3/1/2018		17,518	48.53	3/1/2028			22,256	628,064
	3/1/2017	7,916	15,830	34.72	3/1/2027			31,106	877,811
	6/22/2016					17,055	481,292
	6/1/2016	13,769	13,769	8.80	6/1/2026	84,497	2,384,505
Bryan Snell	3/1/2018		17,518	48.53	3/1/2028			22,256	628,064
	3/1/2017	7,916	15,830	34.72	3/1/2027			31,106	877,811
	3/1/2016	73,817	36,909	5.40	3/1/2026
	2/4/2015	37,902		18.45	2/3/2022
	2/5/2014	28,341		15.49	2/4/2021
David Shelton	3/1/2018		16,545	48.53	3/1/2028			21,018	593,128
	3/1/2017	6,596	13,192	34.72	3/1/2027			25,922	731,519
	3/1/2016	55,363	27,681	5.40	3/1/2026
	2/4/2015	19,640		18.45	2/3/2022
(1)
The following table provides the vesting schedules of stock options outstanding as of December 31, 2018:

Grant Date	Outstanding Vesting Dates
3/1/2018	Vests in equal installments on March 1, 2019, 2020 and 2021
3/1/2017	Vests in equal installments on March 1, 2019 and 2020
3/1/2016	Balance vests on March 1, 2019
6/1/2016	Balance vests on June 1, 2019

(2)
The following table consists of RSUs outstanding as of December 31, 2018 and PSUs where the performance period is complete, but the units remain unvested. The following table provides details of the vesting schedules for such RSUs and PSUs, including dividend equivalent units:

Grant Date	Outstanding Vesting Dates
6/22/2016	RSUs with vesting date of June 1, 2019
6/1/2016	PSUs where the performance period ended on December 31, 2018. Maximum performance was achieved. If the NEO was not retirement eligible, the award remained unvested through the Determination Date of February 15, 2019.
3/1/2016	PSUs where the performance period ended on December 31, 2018. Maximum performance was achieved. If the NEO was not retirement eligible, the award remained unvested through the Determination Date of February 15, 2019.
(3)
The following table provides the vesting schedules for unearned PSUs with outstanding vesting dates as of December 31, 2018:

Grant Date	Outstanding Vesting Dates
3/1/2018	Performance period ending December 31, 2020. The number of PSUs reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.
3/1/2017	Performance period ending December 31, 2019. The number of PSUs reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.
The plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequently to the final performance determination.

Option Exercises and Stock Vested

The table below identifies the number of shares of Chemours common stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2018:
	Option Awards(1)		Stock Awards(2)(3)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Vergnano	200,151	7,508,519	761,490	23,768,957
Mark Newman	40,000	1,262,023	67,982	3,211,385
Paul Kirsch	13,770	567,509	32,991	1,626,809
Bryan Snell			173,997	5,731,244
David Shelton			129,993	4,273,618
(1)
The value realized upon exercise is the difference between the market value of the stock on the exercise date and the option price, multiplied by the number of shares acquired on exercise.

(2)
Represents the number of RSUs, PSUs and related dividend equivalent units vesting in 2018. The value realized upon vesting is computed by multiplying the number of units by the closing price of the underlying shares on the vesting date.

(3)
The 2016 PSU grant, with a performance period of 1/1/2016 to 12/31/2018 was considered as ‘earned’ on 12/31/2018.

➢
Mr. Vergnano, Mr. Snell and Mr. Shelton were retirement eligible and considered fully vested on 12/31/2018. Their 2016 PSU awards are reported in the above table.

➢
If the NEO was not retirement eligible the 2016 PSU award remained unvested until performance was certified on 2/15/2019. Mr. Newman and Mr. Kirsch were not retirement eligible, so their 2016 PSU awards are reported in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

2018 Nonqualified Deferred Compensation

The following table provides information on the Company’s defined contribution or other plans that during 2018 provided for deferrals of compensation on a basis that is not tax-qualified. Mr. Vergnano, Mr. Newman, Mr. Kirsch, Mr. Snell and Mr. Shelton each participated in such a Chemours plan during 2018.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earning in Last Fiscal Year ($)(3)	Aggregate Withdrawals / Distributions In Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Mark Vergnano
RSRP	202,000	235,667	20,441		1,042,432
MDCP
Mark Newman
RSRP	75,730	75,730	(16,920)		281,818
MDCP	183,278		(7,361)		473,920
Paul Kirsch
RSRP
MDCP	27,500		(2,252)		25,248
Bryan Snell
RSRP	61,000	71,167	(15,055)		279,421
MDCP	300,000		5,377		305,718
David Shelton
RSRP	51,900	95,150	(16,400)		288,256
MDCP			2,006		87,846
(1)
The amount in this column represents base salary deferred under the RSRP and/or MDCP; the amounts are also included in the 2018 Summary Compensation Table.

(2)
The amount in this column represents employer contributions made under the RSRP; the amounts are also included in the 2018 Summary Compensation Table.

(3)
Earnings (loss) represent returns on investments in twenty (20) core investment alternatives and interest accruals on cash balances, Chemours common stock returns, and dividend reinvestments. The core investment alternatives are the same investment alternatives available to all employees under the qualified plan. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2018 Summary Compensation Table.

(4)
The table below reflects Salary and Non-Equity Incentive Plan Compensation amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in Chemours’ Summary Compensation Table for previous year(s).

Name	RSRP ($)	MDCP ($)	Total ($)
Mark Vergnano	727,712		727,712
Mark Newman	185,638	379,845	565,483
Paul Kirsch
Bryan Snell	187,372	300,000	487,372
David Shelton	106,665		106,665
Narrative Discussion of the Nonqualified Deferred Compensation Table
Chemours sponsors two nonqualified deferred compensation plans for the benefit of eligible employees. The Retirement Savings Restoration Plan (“RSRP”) supplements our qualified defined contribution plan, the Retirement Savings Plan (“RSP”), and is designed to provide benefits in excess of IRS qualified plan limits applicable to the RSP. The Management Deferred Compensation Plan (“MDCP”) is an elective deferral plan that provides eligible employees with the opportunity to defer receipt of a specified portion of their compensation, thereby postponing income taxation on amounts deferred until the time such deferrals are distributed from the MDCP. Eligible employees may elect to participate in either, neither or both nonqualified deferred compensation plans annually. The following provides an overview of the various deferral options as of December 31, 2018.
Retirement Savings Restoration Plan
Each year during the enrollment window, eligible employees can elect to defer 1 – 6% of compensation. The deferral elections spring into effect when the participant’s year-to-date compensation exceeds the IRS annual compensation limit ($275,000 for 2018). Compensation for RSRP purposes consists of base salary and annual incentive payments. Chemours provides a Company matching contribution equal to 100% of the employee deferral amount. Certain employees previously employed by DuPont are also eligible to receive transition (benefit) contributions under the RSRP. In addition, and entirely at its discretion, Chemours may make non-elective contributions to the RSRP.
Deferrals and contributions to the RSRP are notionally invested in the available investment alternatives which mirror those made available under the qualified RSP. The term “notional” means account balances are not actually invested in any of the deemed investment alternatives, rather, the rate of return derived from the notional investments is credited to individual account balances consistent with the participant’s investment direction elections.
When enrolling in the RSRP, participants are also requested to make distribution elections. Distributions are triggered by termination of employment, and will commence either upon separation from service or 1 – 5 years thereafter if the participant so elects. Distributions may be paid in a lump sum or substantially equal annual installments over 2 – 15 years, at the election of the participant.
Employee and Matching contributions are always 100% vested. The transition (benefit) contribution vests upon completing two years of service with Chemours. Non-Elective Contributions are vested upon completion of three years of service. The NEOs are 100% vested in their deferrals and related investment experience.

Management Deferred Compensation Plan
Under the terms of the MDCP, each year during the enrollment window eligible employees can elect to defer: 1 – 60% of  “base salary” and/or 1 – 60% of the annual incentives. Additionally, corporate officers may elect to defer settlement of their equity awards (i.e., RSUs and/or PSUs).
Base salary and annual incentive award deferrals are notionally invested in the available investment alternatives. The term “notional” means account balances are not actually invested in any of the deemed investment alternatives, rather, the rate of return derived from the notional investments is credited to individual account balances consistent with the participant’s investment direction elections. Equity award deferrals are notionally invested in Chemours common stock with dividend equivalents credited as additional stock units. Chemours does not match deferrals under the MDCP.
When enrolling in the MDCP, participants are also requested to make distribution elections. Participants may elect either in-service or termination distribution elections. In-service distributions are payable as of a specified date in the form of a lump sum. Termination distributions commence either upon separation from service or 1 – 5 years thereafter if the participant so elects, and can be paid either in a lump sum or substantially equal annual installments over 2 – 15 years, at the election of the participant.
NEOs are 100% vested in their deferrals and related investment experience.

Potential Payments upon Termination or Change in Control

The table below summarizes the potential payouts to the NEOs upon a termination from the Company, or under specified situations in a change in control as further described below. The amounts shown in the following table are approximate and reflect certain assumptions that the Company has made in accordance with the SEC’s rules. These assumptions include that the termination of employment or change in control occurred on December 31, 2018, and that the value of a share of the Company’s stock on that day was $28.22, the closing price per share of the Company’s common stock on December 31, 2018. The table also includes potential payments under The Chemours Company 2017 Equity and Incentive Plan (the “2017 Plan”). The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.
Name	Form of Compensation(1)	Voluntary or For Cause ($)(2)	Involuntary Termination without Cause ($)(3)	Retirement ($)(5)	Death ($)(6)	Disability ($)(4)	Change in Control ($)(7)
Mark Vergnano	Annual Salary		525,000				3,150,000
	Target Annual Bonus		1,365,000				4,095,000
	Target Annual Bonus (pro-rated)				1,365,000	1,365,000	1,365,000
	Health and Dental Benefits		3,736				44,832
	Outplacement Services		1,505				14,620
	Stock Options	4,137,608	4,137,608	4,137,608	4,137,608	4,137,608	4,137,608
	RSUs
	PSUs	4,855,659	4,855,659	4,855,659	4,855,659	4,855,659	4,601,186
Total		8,993,268	10,888,509	8,993,268	10,358,268	10,358,268	17,408,246
Mark Newman	Annual Salary		45,478				1,182,440
	Target Annual Bonus		472,976				945,952
	Target Annual Bonus (pro-rated)				472,976	472,976	472,976
	Health and Dental Benefits		3,736				29,888
	Outplacement Services		1,505				14,620
	Stock Options		1,263,384		1,263,384	1,263,384	1,263,384
	RSUs
	PSUs		5,354,011		6,413,458	6,413,458	3,680,932
Total			7,141,090		8,149,817	8,149,817	7,590,191
Paul Kirsch	Annual Salary		42,308				1,100,000
	Target Annual Bonus		412,500				825,000
	Target Annual Bonus (pro-rated)				412,500	412,500	412,500
	Health and Dental Benefits		5,478				43,826
	Outplacement Services		1,505				14,620
	Stock Options		267,394		267,394	267,394	267,394
	RSUs		481,292		481,292	481,292	481,292
	PSUs		2,308,960		3,103,531	3,103,531	1,907,418
Total			3,519,437		4,264,717	4,264,717	5,052,050
Bryan Snell	Annual Salary		275,000				1,100,000
	Target Annual Bonus		412,500				825,000
	Target Annual Bonus (pro-rated)				412,500	412,500	412,500
	Health and Dental Benefits		3,462				27,695
	Outplacement Services		1,505				14,620
	Stock Options	842,263	842,263	842,263	842,263	842,263	842,263
	RSUs
	PSUs	794,571	794,571	794,571	794,571	794,571	752,938
Total		1,636,834	2,329,301	1,636,834	2,049,334	2,049,334	3,975,016
David Shelton	Annual Salary		210,096				950,000
	Target Annual Bonus		332,500				665,000
	Target Annual Bonus (pro-rated)				332,500	332,500	332,500
	Health and Dental Benefits		1,620				12,958
	Outplacement Services		1,505				14,620
	Stock Options	631,680	631,680	631,680	631,680	631,680	631,680
	RSUs
	PSUs				685,393	685,393	662,323
Total		631,680	1,177,401	631,680	1,649,574	1,649,574	3,269,082
Effective January 1, 2017, Chemours revised the termination provisions associated with Stock Option, RSU and PSU awards to be more consistent with market prevalence and simplify administration. A summary of the provisions by award type follows.

Stock Options
•
Retirement eligibility results in continued vesting, and the time to exercise is three years post-employment or the original expiration date of the award, whichever occurs first.

•
Death or Disability termination results in immediate vesting of unvested awards and the time to exercise is limited to two years post-employment, or the original expiration date of the award whichever occurs first.

•
Change in Control with qualifying termination remains consistent with the description below.

•
Any other termination results in the forfeiture of unvested options and 90 days post-employment to exercise any options vested as of the termination date.

RSUs
•
Retirement eligibility results in continued vesting of unvested awards.

•
Death or Disability termination results in immediate vesting of unvested awards.

•
Change in Control with qualifying termination remains consistent with the description below.

•
Any other termination results in forfeiture of unvested awards.

PSUs
•
Retirement eligibility results in vesting of a pro-rated portion of the award, with performance based on actual performance over the full performance period and proration based on the number of days the NEO was employed during the performance period.

•
Death or Disability results in vesting of a pro-rated portion of the award, with performance based on actual performance over the full performance period and proration based on the number of days the NEO was employed during the performance period.

•
Change in Control with qualifying termination remains consistent with the description below.

•
Any other termination results in forfeiture of unvested awards.

•
The 2016 PSU grant, with a performance period of 1/1/2016 to 12/31/2018 was considered as ‘earned’ on 12/31/2018, but the PSUs remained unvested until performance was certified on 2/15/2019 if the executive was not retirement eligible on 12/31/2018.

➢
Mr. Vergnano, Mr. Snell and Mr. Shelton were retirement eligible and considered fully vested on 12/31/2018. The 2016 PSU awards are not reported in the above table, rather the awards are declared under the Option Exercises and Stock Vested table.

➢
Mr. Newman and Mr. Kirsch were not retirement eligible, so the 2016 PSU award was unvested on 12/31/2018. Therefore, the 2016 PSU awards are reported in the above table for termination reasons that would have resulted in payout of the unvested award on 12/31/2018.

(1)
The award agreements for stock options, PSUs and RSUs contain restrictive covenants that may result in forfeiture of unvested stock options, PSUs and RSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).

(2)
Amounts shown in this column indicate the NEO has achieved the requisite age and service milestones to be regarded as “retirement eligible” in accordance with award terms. To the extent that the NEO is retirement eligible, unvested stock options, RSUs, and PSUs are treated as if the NEO had retired. The amounts listed in the table for Mr. Vergnano, Mr. Snell and Mr. Shelton represent values that will continue to vest in accordance with retirement eligible provisions. Mr. Vergnano and Mr. Snell meet the retirement eligible provisions for all plans. Mr. Shelton met the retirement eligible provisions for the 2016 grants (minimum 55 years of age and 10 years of service) but did not meet the retirement eligible conditions for plans granted after January 1, 2017 (minimum 60 years of age and 10 years of service). If an NEO is not retirement eligible, upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs, and PSUs. The PSUs listed relate to the 2017 and 2018 PSU grants and are based on the level of performance assumed and disclosed in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

(3)
Upon termination of employment for Lack of Work or Involuntary Termination:

a.
Stock option awards granted on or after January 1, 2017 and vested as of the termination date may be exercised during the 90-day period following termination. Unvested stock option awards granted on or after January 1, 2017 to holders who are not retirement eligible are forfeited. Amount shown represents the in-the-money value of stock options not yet vested as of December 31, 2018 that would continue to vest in accordance with retirement eligible provisions.

b.
Stock option awards granted prior to January 1, 2017 may be exercised during the one-year period following termination. During the one-year period, unvested stock options continue to vest in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those stock options that would vest within the one-year period following December 31, 2018.

c.
RSUs granted prior to January 1, 2017 that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one-time awards may be forfeited upon a termination for lack of work as specified in the terms and conditions. Amount shown represents the value of regular annual RSUs granted prior to January 1, 2017 as of December 31, 2018.

d.
PSUs granted on or after January 1, 2017 and unvested as of the termination date are forfeited.

e.
PSUs granted prior to January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2018 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

f.
To the extent that an NEO is retirement eligible, unvested stock options, RSUs and PSUs are treated as if the NEO has retired.

g.
Severance benefits consist of: one week of salary for each complete year of service, with a minimum of four weeks and a maximum of twenty-six weeks; pro-rata annual bonus based on service during the performance period (i.e. calendar year); three months of company-paid health care continuation coverage; limited outplacement assistance.

(4)
Upon termination of employment for Disability:

a.
Stock option awards granted on or after January 1, 2017 are immediately vested and the time to exercise is limited to two years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of stock options for which vesting is accelerated, as of December 31, 2018.

b.
Stock option awards granted prior to January 1, 2017 may be exercised during the one-year period following termination. During the one-year period, unvested stock options continue to vest in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those stock options that would vest within the one-year period following December 31, 2018.

c.
RSUs granted prior to January 1, 2017 are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2018 that are automatically vested and paid out.

d.
PSUs are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2018 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

e.
To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and PSUs are treated as if the NEO has retired.

(5)
Upon Retirement:

a.
Stock options granted on or after January 1, 2017 continue vesting, but the time to exercise is limited to three years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of unvested stock options as of December 31, 2018.

b.
Stock options granted prior to January 1, 2017 continue vesting in accordance with the three-year vesting schedule and the award holder retains the full term of the award in which to exercise. Amount shown represents the in-the-money value of unvested stock options as of December 31, 2018.

c.
PSUs are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2018 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

(6)
Upon Death:

a.
Stock option awards immediately vest and the time to exercise is limited to two years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of stock options for which vesting is accelerated, as of December 31, 2018.

b.
RSUs granted prior to January 1, 2017 are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2018 that are automatically vested and paid out.

c.
PSUs are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2018 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2018 Fiscal Year-End table.

(7)
Upon Change in Control:

a.
Treatment varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

b.
Stock options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested stock options as of December 31, 2018.

c.
RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2018.

d.
PSUs convert, at target amount, to time-based vesting RSUs, and subsequent vesting is governed by the applicable change-in-control terms. Amount shown represents the value of all PSUs, at target value, as of December 31, 2018.

In the event that the Company is the surviving entity, or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options, RSUs and PSUs remain in place or substitute awards are issued.
Upon termination without cause or termination for good reason within two years after change in control, awards vest in full. Stock options remain exercisable for two years, or the original expiration date, whichever occurs first.
Under the Senior Executive Severance Plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). Benefits provided under the plan include: (i) a lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination; and (iii) continued health and dental benefits and outplacement services for two years (three years for the CEO) following the date of termination.

Compensation and Leadership Development Committee Report

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Compensation and Leadership Development Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions noted above, the Compensation and Leadership Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in this Proxy Statement.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Curtis J. Crawford, Chair
Bradley J. Bell
Dawn L. Farrell
Sean D. Keohane

Proposal 2 — Advisory Vote To Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).
As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking. The Company’s executive compensation program is strongly aligned with the long-term interests of shareholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2018.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation and Leadership Development Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation and Leadership Development Committee. However, the Board and the Compensation and Leadership Development Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.
Accordingly, the Board of Directors and management ask shareholders to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

Proposal 3 — Ratification Of Selection Of Independent REGISTERED Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2019. In Proposal 3, the Company is asking shareholders to ratify this selection.
Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s shareholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

Fees Paid to Independent Registered Public Accounting Firm

PwC has served as the Company’s independent registered public accounting firm since 2014. Aggregate fees for professional services rendered by PwC for 2018 and 2017 are set forth in the table below.
	2018 (in thousands)	2017 (in thousands)
Audit fees(1)	$7,731	$7,295
Audit-related fees(2)	234	1,267
Tax fees(3)	1,628	1,488
All other fees(4)	635	1,504

Total	$10,229	$11,554
(1)
Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, comfort letters, reviews of registration statements and certain periodic reports filed with the SEC.

(2)
Audit-related fees related primarily to carve out audits, accounting consultations, employee benefit plans and other assurance related services.

(3)
Tax fees related primarily to tax compliance and advice.

(4)
Other fees related to supply chain advisory services and transaction support services related to divestitures.

Audit Committee’s Pre-Approval Policies and Procedures

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2018, all services provided by PwC were approved by the Audit Committee.
Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of  (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2018 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2018.
Audit Committee
Bradley J. Bell, Chair
Curtis V. Anastasio
Mary B. Cranston
Dr. Curtis J. Crawford

Proposal 4 — SHAREHOLDER PROPOSAL
The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA 22980, the holder of 250 shares of Chemours common stock, has advised Chemours that it intends to introduce at the Annual Meeting the proposal and supporting statement quoted verbatim below.
For the reasons set forth by the Company in the section titled Chemours’ Statement in Opposition to Proposal 4, following the Proponent’s proposal and supporting statement, the Company disagrees with Proponent’s proposal and supporting statement.
RESOLVED: That the stockholders of The Chemours Company, assembled in annual meeting in person and by proxy, hereby recommend the following nonbinding proposal:
That the Board of Directors prepare a report, to be made available to shareholders four months after the 2019 Annual Meeting, that shall review the compensation packages provided to senior executives of the Company and address the following.
1.
Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees.

2.
Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.

3.
Whether compensation of senior executives should be adjusted in a situation where there is a stated need for employees to be laid off from work.

Stockholders’ Statement
Pay for senior executives of Chemours is determined by its Board of Directors. According to the March 2018 proxy statement, non-employee members of the Board receive annual compensation ranging from $230,000 to $340,000 for their service on the Board.
Yet it does not appear that these members of the Board are required to attend any meetings or even participate in conference calls. Nor is it clear precisely what work, if any, is actually performed by any individual member of the Board. All that is said is that each director attended at least 75% of the Board meetings and meetings of the Committees on which they served.
Given this extraordinarily generous compensation provided to the members of the Board, is it any surprise that these same members have approved extraordinarily generous compensation ranging from $2.1 million to $9.9 million for senior executives of Chemours? Can we just view this back and forth between the Board and senior executives as simply that of  “one hand washing the other”?
Not surprisingly, virtually nothing is said in the proxy statement regarding how the employees of Chemours —  those who are not executives — are compensated. This failure is no surprise given that employees have been granted the most minimal of wage increases and have experienced the Company eliminating its 3% contribution to each employee’s savings and investment plan.
This proposal seeks to have the Board address these issues of compensation, issues involving not just the compensation of executives, but also how the executives are compensated in relation to how its non-executive employees are compensated.
If you AGREE with this proposal, please mark your proxy FOR this resolution.

Chemours’ Statement in Opposition to Proposal 4
The Board unanimously recommends a vote “AGAINST” the shareholder proposal.
After careful consideration, and for the reasons set forth below, the Board believes it is not in the best interests of Chemours or its shareholders for the Board to engage in the proposal’s requested review and report.
Chemours’ executive compensation philosophy supports long-term shareholder value and drives fairness and consistency across the Company.
Our employees have a wide range of responsibilities, and we believe that all of our employees make contributions that are important to our success. We are committed to paying our employees fairly in accordance with their job responsibilities, their performance in those jobs and their ability to contribute to our overall success, taking into account competitive and market factors.
Within this overall framework, compensation for employees at different levels within Chemours is determined based on different factors. As discussed in more detail under “Executive Compensation Philosophy and Pay-for-Performance” in this Proxy Statement, the executive compensation framework for Named Executive Officers (NEOs) is purposely different from that for other employees, as NEOs realize the greatest rewards through the achievement of corporate objectives. This approach aligns the pay outcomes of executives with company performance and shareholder interests. Exemplifying the strong link between NEO pay and company performance, for fiscal year 2018, 87% of the CEO’s target compensation and 71% of the other NEOs’ target compensation, on average, was variable based on the achievement of performance measures. Accordingly, the total compensation program for senior executives emphasizes at-risk incentive pay and, therefore, fluctuates with financial results and stock price, whereas other employees may experience less volatility in compensation.
The proposal suggests that a disparity between NEO pay and the pay to other Company employees may indicate that management has undue influence on the Board. Chemours has established governance processes that are reflected in the Company’s Corporate Governance Guidelines and the various Board Committee charters, including policies and processes designed to ensure the independence of Chemours’ non-employee directors. These policies and charters are available on the Chemours website at https://investors.chemours.com/corporate-governance/default.aspx. In addition, in accordance with the expectations set forth in the Corporate Governance Guidelines, all directors attended over 75% of the Board meetings and meetings of the Committees on which they served. A description of the Board’s corporate governance practices and each Committee’s responsibilities may be found under “Corporate Governance” and “Board Structure and Committee Composition” in this Proxy Statement.
Our Compensation and Leadership Development Committee has responsibility for overseeing Chemours’ executive compensation programs and for approving the compensation of the NEOs, and in regards to our CEO, recommends CEO compensation to our Board for approval. Accordingly, the Compensation and Leadership Development Committee is best positioned to determine what factors should be considered when making decisions on executive pay and to implement executive compensation practices that are aligned with the interests of our shareholders and our pay-for-performance philosophy. The Compensation and Leadership Development Committee has developed a compensation program for NEOs that it believes best serves shareholder interests and which has received support from shareholders, as described below.
Chemours’ executive compensation program and pay-for-performance philosophy is carefully designed to attract, retain and motivate executive talent.
Chemours competes for executive talent and must provide competitive compensation and benefits to attract and retain talented employees, as well as to reward for strong business and financial results. As discussed in more detail under “Executive Compensation Philosophy and Pay-for-Performance” in this Proxy Statement, Chemours’ executive compensation programs currently reward high-performing executive talent for sustained, strong business and financial results. Chemours believes that adoption of the review and report requested by the proponent does not serve to enhance a compensation decision-making process that is focused on the enhancement of long-term shareholder value, taking into account best practices, market competitiveness and the Company’s strategic, operational and financial goals. Implementation of the proposal may ultimately result in loss of executive talent or significantly hinder the Company’s ability to be competitive in the global market for talent.

Shareholders have demonstrated their support for Chemours’ executive compensation programs.
At the 2018 Annual Meeting, shareholders expressed strong support for the Company’s executive compensation programs, with more than 96% of votes cast approving executive compensation practices and disclosure. Shareholders expressed their support following review of the information necessary to understand and assess the compensation decisions made with respect to NEOs, and the firm as a whole, including through “Compensation Discussion and Analysis” in this Proxy Statement.
Chemours believes this Proxy Statement provides more meaningful information for shareholders about the compensation paid to our executives than the analysis and report requested by this proposal. The Proxy Statement includes a detailed discussion of our compensation objectives and methods, including the process by which compensation decisions are made in the context of the Chemours business, which is large, operationally complex and global. Additionally, in last year’s Proxy Statement and in this Proxy Statement, we have provided disclosures regarding the ratio of our CEO’s pay to that of our median employee in accordance with SEC rules. Given the extensive compensation-related disclosures already provided to our shareholders, the requested review and report would divert our resources and attention while providing shareholders with little or no incremental information.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

Certain relationships and transactions
The Board has adopted “Policies and Procedures for Transactions with Related Persons” to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in preparing the disclosures that the rules and regulations of the SEC require to be included in the Company’s applicable SEC filings. Pursuant to the policies and procedures, any reported transaction between the Company and a “Related Person” that may qualify as a “Related Person Transaction” will be referred to the Nominating and Corporate Governance Committee or any other committee comprised of independent directors designated by the Board.
The Nominating and Corporate Governance Committee (or its Chair, under some circumstances) will determine whether to approve, ratify, disapprove or reject any Related Person Transaction following consideration of all relevant factors, including, without limitation, the following: (i) the commercial reasonableness of the transaction; (ii) the materiality of the Related Person’s direct or indirect interest in the transaction; (iii) whether the transaction may involve a conflict of interest, or the appearance of one; (iv) whether the transaction was in the ordinary course of business; (v) the benefits to the Company; (vi) the availability of other sources for comparable products or services; and (vii) the impact of the transaction on the Related Person’s independence under the Company’s Corporate Governance
Guidelines and applicable regulatory and listing standards. Related Person Transactions will be approved or ratified only if they are determined to be in the best interests of the Company and its shareholders.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the Related Person Transaction will be presented to the Nominating and Corporate Governance Committee for ratification. If the Nominating and Corporate Governance Committee does not ratify the Related Person Transaction, then the Company will ensure all appropriate disclosures regarding the transaction are made and, if appropriate, take all reasonable actions to attempt to terminate the Company’s participation in the transaction.
It is expected that the Company and its subsidiaries may purchase products and services from and/or sell products and services to companies of which certain of the Company’s directors or executive officers, or their immediate family members, are directors or employees. Chemours carries out transactions with these entities on customary terms, and, in many instances, the Company’s directors and executive officers may not be aware of them. To the Company’s knowledge, since the beginning of fiscal year 2018, no related person has had a material interest in any of the Company’s business transactions or relationships.

general Information about the meeting
Q.
Why am I being asked to review these materials?

A.
The Board is soliciting proxies for use at the Annual Meeting to be held on April 30, 2019, beginning at 10:00 a.m. Eastern time, in the Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801. In order to solicit your proxy, the Company must furnish you with this Notice and Proxy Statement, which contains information about the proposals to be voted upon at the Annual Meeting. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. This Proxy Statement and the Company’s Annual Report to Shareholders are first being mailed to the Company’s shareholders and made available on the Internet on or about March 14, 2019.

Q.
Why am I being asked to review materials online?

A.
In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of the Company’s proxy materials to each shareholder, the Company is furnishing proxy materials, including this Proxy Statement and Annual Report to Shareholders, by providing access on the Internet rather than mailing printed copies of the materials. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to most of the Company’s shareholders with instructions on how to access and review the proxy materials on the Internet. The Notice also provides instructions on how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of the Company’s proxy materials, please follow the instructions for requesting such materials in the Notice.

Q.
How does the Board recommend I vote on the proposals described in this Proxy Statement?

A.
The Board recommends that you vote “FOR” each of the director nominees to the Board

(Proposal 1), “FOR” approval of the compensation of the named executive officers (Proposal 2), “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (Proposal 3), and “AGAINST” the shareholder proposal on executive compensation (Proposal 4).
Q.
Who may vote at the meeting?

A.
Only holders of Chemours common stock at the close of business on March 5, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. On the Record Date, there were 166,282,468 shares of Chemours common stock outstanding and entitled to vote.

Q.
How do I vote?

A.
If your shares are registered directly in your own name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” with respect to those shares, and the Notice has been sent directly to you.

As a record holder, you may submit your proxy in advance of the Annual Meeting using any of the following alternatives:
VIA INTERNET at www.AALVote.com/CC
BY TELEPHONE by dialing: 866-804-9616
BY MAIL by completing and mailing in a paper proxy card.
Or you may vote IN PERSON at the Annual Meeting.
If, like most shareholders of the Company, you hold your shares through a broker, bank or other nominee, you are considered a “beneficial owner” of those shares, holding the shares in “street name.” If you are a beneficial owner of shares, you will receive instructions from your broker or other nominee describing how to vote your shares. To vote at the Annual Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.

Q.
What is the deadline for voting if I do not plan to attend the Annual Meeting?

A.
You may submit your proxy via the Internet or by telephone until 11:59 p.m., Eastern Time, on April 29, 2019, or the Company’s agent must receive your paper proxy card by mail on or before April 29, 2019.

If your shares are held in “street name,” please refer to the voting instructions from your broker, trustee or other nominee.
Q.
If I provide voting instructions and/or grant my proxy, who will vote my shares at the Annual Meeting and how will they vote my shares?

A.
Mark E. Newman and David C. Shelton are Officers of the Company and were named by the Board as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board.

Q.
Who will count the votes?

A.
A representative of Alliance Advisors, LLC, an independent tabulator, will count the vote and act as the inspector of election.

Q.
Can I change my vote after I have delivered my proxy?

A.
Yes. Submission of a later proxy by any means by the deadlines described herein or voting in person at the Annual Meeting will change your prior vote. Beneficial owners who wish to change their vote must follow the procedures provided by their broker, bank or other nominee.

Q.
Can I revoke a proxy?

A.
Yes. A shareholder of record may revoke a properly executed proxy at any time before its exercise by submitting a letter addressed to, and received by, the Corporate Secretary of the Company, by delivering later dated proxy instructions or by voting in person at the meeting. Beneficial owners who wish to revoke their proxy should contact their broker, bank or other nominee. Attendance at the meeting alone will not revoke a proxy. Without a legal proxy from the record owner, beneficial owners cannot revoke their proxies in person at the Annual Meeting because the actual registered shareholders — the broker, bank or other nominees — will not be present. Beneficial owners who wish to vote at the Annual Meeting must obtain a legal proxy from their broker, bank or other nominee.
Q.
What does it mean if I receive more than one Notice, proxy or voting instruction card?

A.
It means your shares are registered differently or are in more than one account. For all Notices you receive, please submit your proxy by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. The Company encourages you to register all your accounts in the same name and address. Registered shareholders may contact the Company’s transfer agent, Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000; (866) 478-8569. Beneficial owners holding Chemours common stock through a broker, bank or other nominee should contact their broker, bank or nominee and request consolidation of their accounts.

Q.
What is a quorum? Why is a quorum required?

A.
Return of your proxy is important because a quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the record date will constitute a quorum, permitting the Company to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because this proxy includes a “routine” management proposal, shares represented by “broker non-votes” will be counted in determining whether there is a quorum present. If there is not a quorum present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to a later time.

Q.
How will votes be counted on shares held through brokers?

A.
If you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of the Company’s named executive officers, unless the brokers receive voting instructions from the beneficial owner. The shares of a shareholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the shares are represented at the meeting. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the ratification of the selection of PricewaterhouseCoopers LLP, assuming that a quorum is obtained and therefore no broker non-votes are expected with respect to that proposal.

Q.
How many votes are needed to elect the director nominees and approve each of the proposals?

A.
Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Advisory Approval of Executive Compensation	Majority of Votes Represented and Entitled to Vote	No
Ratification of PwC	Majority of Votes Represented and Entitled to Vote	Yes
Shareholder Proposal	Majority of Votes Represented and Entitled to Vote	No
For the election of directors, under the Bylaws, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee for the nominee to be elected as a director. For all other matters, except as set forth in the Certificate of Incorporation, the Bylaws or applicable law, the approval of the holders of a majority of votes represented at the meeting and entitled to vote on the proposal is required for approval of a proposal under the Bylaws. The proposals to ratify our independent accountants and approve, on an advisory basis, executive compensation, and the shareholder proposal require shareholder approval pursuant to this standard. In accordance with the voting standards set forth above, abstentions have no effect on the election of directors but have the same effect as votes “against” the other proposals.
Q.
What happens if an incumbent director nominee does not receive a majority of the votes cast for his or her re-election at the Annual Meeting?

A.
The Company’s Corporate Governance Guidelines provide that the Board shall nominate for election or re-election only those candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, their irrevocable resignations contingent upon their failure to receive a majority of the votes cast for their election in an election that is not a contested election and the Board’s acceptance of such resignations. In the event an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation of the incumbent director. The Board will act on the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision within ninety (90) days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision may consider all facts and circumstances they consider relevant or appropriate in reaching their determinations.

Q.
Where can I find voting results of the Annual Meeting?

A.
Chemours will announce preliminary general voting results at the meeting and publish final detailed voting results on a Current Report on Form 8-K that Chemours will file with the SEC within four business days after the meeting.

Q.
Who will bear the cost for soliciting votes for the Annual Meeting?

A.
Chemours will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners and the fee to Innisfree M&A Incorporated (“Innisfree”), who will help the Company solicit proxies. Chemours anticipates that the fee to Innisfree will be approximately $12,500, plus expenses. In addition, proxies may be solicited by mail, email, in person, or by telephone or fax by certain of the Company’s directors, officers and other employees.

Q.
Who may attend the Annual Meeting? What is the process for attending the Annual Meeting?

A.
If you plan to attend the Annual Meeting, you must be a holder of Company shares as of the Record Date of March 5, 2019, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can request an admission ticket from Chemours Investor Relations by calling (302) 773-3291 or by e-mailing
annualmeeting@chemours.com. You must bring your admission ticket to the Annual Meeting to ensure access to the meeting.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 5:00 p.m. Eastern time on April 23, 2019. Please note that seating is limited. As a result, Chemours is not able to admit the guests of either shareholders or their legal proxy holders. Requests for tickets will be accepted on a first-come, first-served basis.
On the day of the meeting, each shareholder will be required to present: a valid picture identification such as a driver’s license or passport, a copy of your brokerage statement (if you hold your shares in street name) and your admission ticket. You may be denied admission if you do not provide this information. Registration will begin at 9:00 a.m. Eastern time and the Annual Meeting will begin at 10:00 a.m. Eastern time. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.
Q.
Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A.
Yes.

Shareholders of record can sign up for electronic delivery at www.allianceproxy.com/chemours/2019. If you submit your proxy through the Internet, you can also sign up for electronic delivery by following the instructions that appear after you finish voting. You will receive an e-mail next year containing links to the Company’s Annual Report to Shareholders and the Proxy Statement for the Company’s 2020 Annual Meeting.
Beneficial owners may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees the Company incurs in connection with the solicitation of proxies.
Q.
What is “householding”?

A.
As permitted by SEC rules, the Company has adopted a procedure called “householding,” under which multiple shareholders who have the same address will receive a single Notice and, if applicable, a single set of annual report and other proxy materials, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies.

Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.
If you are a registered holder and would like to participate in householding, or if you participate in householding and would like to receive a separate set of proxy materials, please contact Alliance Advisors, LLC by calling 1-877-777-2857 or by e-mailing requests@viewproxy.com. Beneficial owners should contact their broker or other nominee for information about householding.
Q.
How can I communicate with the Company’s Board?

A.
Shareholders and other interested parties may send communications to the Board in care of the Corporate Secretary, The Chemours Company, 1007 Market Street, Wilmington, Delaware 19899. Please indicate whether your message is for the Board as a whole, a particular group or committee of directors, or an individual director.
Q.
What if I have additional questions?

A.
If you have additional questions about the Annual Meeting or any of the information presented in this Proxy Statement, you may direct your questions to Chemours Investor Relations at annualmeeting@chemours.com, or call (302) 773-3291.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Other Information
Other Business that May Come Before the Meeting

The Company does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2020 Annual Meeting of Shareholders

Procedures for Submitting Shareholder Proposals and Nominations
If you want to include a shareholder proposal in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders, your shareholder proposal must be delivered to the Company not later than November 15, 2019 and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the Proxy Statement for that meeting. If the date of the Company’s 2019 Annual Meeting of Shareholders changes by more than 30 days from the date that is the first anniversary of the 2020 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail proxy materials for the 2020 Annual Meeting.
If you want to submit a shareholder proposal for the Company’s 2020 Annual Meeting of Shareholders and you do not require that the proposal be included in the Company’s proxy materials or want to submit a director nomination, your shareholder proposal or director nomination must be delivered to the Company not earlier than January 1, 2020 and not later than January 31, 2020. However, if the date of the 2019 Annual Meeting changes by more than
30 days from the date that is the first anniversary of the 2020 Annual Meeting, then any shareholder proposal must be received no later than the close of business on the tenth day following the date of public disclosure of the date of such meeting. Your notice must also include the information required by the Company’s Bylaws.
All shareholder proposals and director nominations must be delivered to the Company at the following address: The Chemours Company, 1007 Market Street, Wilmington, DE 19899, Attention: Corporate Secretary.
The chairman of the Annual Meeting or any other annual meeting or special meeting of shareholders may refuse to acknowledge the nomination or shareholder proposal of any person not made in compliance with the foregoing procedures and the Bylaws. A shareholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and the beneficial holders of more than 10% of Chemours common stock to file reports of ownership and changes in ownership with respect to Chemours common stock with the SEC and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company’s directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal year 2018.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any shareholder upon written request sent to The Chemours Company, 1007 Market Street,
Wilmington, DE 19899, Attention: Investor Relations. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov or on the Company’s website at www.investors.chemours.com.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Chemours are considered to be of great importance by Chemours. Even if you expect to attend the Annual Meeting, it is requested that, whether your share holdings are large or small, you promptly submit your proxy by telephone, through the Internet or by mail.